SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. [ ])

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Filed by a Party other than the Registrant  ☐

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JACKSONVILLE BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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March 29, 2010

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Jacksonville Bancorp, Inc., which will be held on Tuesday, April 27, 2010, beginning at 11:00 a.m., Eastern Time.  The meeting will be held at The River Club, 1 Independent Drive, Suite 3500, Jacksonville, Florida 32202.  The purpose of the meeting is to consider and vote upon the proposals explained in the notice and the Proxy Statement.

A formal notice describing the business to come before the meeting, a Proxy Statement and a proxy card are enclosed.  We have also enclosed for your review the Annual Report on Form 10-K for Jacksonville Bancorp, Inc. for the year ended December 31, 2009, which contains detailed information concerning our 2009 financial performance and activities.

You may think your vote is not important, but it is vital especially given the new shareholder proxy voting rules for this proxy season.  As of January 1, 2010, brokers no longer have the discretion to vote in an election of directors their customers’ shares held in companies without receiving voting instructions from those customers.  As a result, if you don’t complete the voting instructions, your shares will not be considered when directors are elected.  Vote your shares!  This is an important right that you have as a shareholder.

Also, the meeting of shareholders will be unable to conduct any business if less than a majority of the shares eligible to vote is represented.  Whether or not you plan to attend the Annual Meeting in person, please vote your shares immediately by telephone, by Internet or by mail.  If you vote by mail, please sign, date and return the enclosed proxy card in the accompanying postage-paid envelope as promptly as possible.  If you later decide to attend the Annual Meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the Annual Meeting, you may do so and your proxy will have no further effect.

Thank you for taking the time to vote.

Sincerely,

Donald E. Roller
Chairman of the Board

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000
Jacksonville, Florida  32202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock:

Notice is hereby given that the Annual Meeting of Shareholders of Jacksonville Bancorp, Inc. (the “Company”) will be held on Tuesday, April 27, 2010, at 11:00 a.m., Eastern Time, at The River Club, 1 Independent Drive, Suite 3500, Jacksonville, Florida 32202 to consider and act upon the following matters:

1.	To elect four of the Company’s directors for a three-year term;

2.	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2010;

3.
To amend the Company's Stock Incentive Plan to (i) increase the number of shares of common stock available for issuance from 70,000 to 180,000 and (ii) eliminate the limitation on the amount of shares that may be allocated to incentive awards granted to an individual participant each year; and

4.	To transact any other business that may properly come before the Annual Meeting or any adjournment(s) thereof.

Only shareholders of record of Jacksonville Bancorp, Inc. common stock at the close of business on February 26, 2010 are entitled to receive notice of, and to vote on, the business that may come before the Annual Meeting.

To avoid the unnecessary expense of further solicitation, we urge you to immediately indicate your voting instructions by telephone, by Internet or by mail.  If you vote by mail, please sign, date and return the enclosed proxy card as promptly as possible in the accompanying postage-paid envelope to ensure your representation at the Annual Meeting.  You may revoke the proxy at any time before it is exercised by following the instructions set forth in Voting of Proxies on the first page of the accompanying Proxy Statement.  Please note that if you choose to vote in person at the Annual Meeting and you hold your shares through a securities broker in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Price W. Schwenck
Corporate Secretary

March 29, 2010

PLEASE VOTE AS SOON AS POSSIBLE.
YOUR VOTE IS VERY IMPORTANT TO US NO MATTER HOW MANY SHARES YOU OWN.
*************************************
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 27, 2010

The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com or on the Company’s website at www.jaxbank.com.

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000
Jacksonville, Florida  32202

PROXY STATEMENT
Annual Meeting of Shareholders

This Proxy Statement and the accompanying notice and proxy card are being furnished to you as a holder of Jacksonville Bancorp, Inc. common stock, $.01 par value per share, in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”).  The Annual Meeting will be held on Tuesday, April 27, 2010, beginning at 11:00 a.m., Eastern Time, at The River Club, 1 Independent Drive, Suite 3500, Jacksonville, Florida 32202.  This Proxy Statement and the accompanying notice and proxy card are first being mailed to holders of the Company’s common stock on or about March 31, 2010.

Unless the context requires otherwise, references in this statement to “we,” “us” or “our” refer to Jacksonville Bancorp, Inc., its wholly owned subsidiary, The Jacksonville Bank, and the Bank’s wholly owned subsidiary, Fountain Financial, Inc., on a consolidated basis. References to the “Company” denote Jacksonville Bancorp, Inc.  The Jacksonville Bank is referred to as the “Bank.”

VOTING OF PROXIES

Shares represented by proxies properly signed and returned, unless subsequently revoked, will be voted at the Annual Meeting in accordance with the instructions marked on the proxy.  If a proxy is signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted FOR approval of the proposals stated in this Proxy Statement and in the discretion of the holders of the proxies on other matters that may properly come before the Annual Meeting.

If you have executed and delivered a proxy, you may revoke such proxy at any time before it is voted by attending the Annual Meeting and voting in person or by giving written notice of revocation of the proxy or by submitting a signed proxy bearing a later date.  Such notice of revocation or later proxy should be sent to the Company’s transfer agent, Computershare Investor Services, LLC, at the address indicated on the enclosed proxy card.  In order for the notice of revocation or later proxy to revoke the prior proxy, the Company’s transfer agent must receive such notice or later proxy before the vote of shareholders at the Annual Meeting.  Unless you vote at the meeting or take other action, your attendance at the Annual Meeting will not revoke your proxy.  If you are a beneficial owner but do not hold the shares in your name, you may vote your shares in person at the Annual Meeting only if you provide a legal proxy obtained from your broker, trustee or nominee at the Annual Meeting.

VOTING PROCEDURES

The Company’s bylaws provide that a majority of the outstanding shares of common stock entitled to vote constitutes a quorum at a meeting of shareholders.  Under the Florida Business Corporation Act (the “Act”) and the Company’s articles of incorporation, the Company’s directors are elected by a plurality of the votes cast in the election at a meeting at which a quorum is present.  Other matters, including Proposals 2 and 3 described in this Proxy Statement, are approved if affirmative votes cast by the holders of the shares represented at a meeting at which a quorum is present exceed votes opposing the action, unless the Act or the Company’s articles of incorporation require a greater number of affirmative votes or voting by classes.  Abstentions and broker non-votes will be considered present for purposes of constituting a quorum but will have no effect under Florida law with respect to the votes on the proposals.

Proposal 2 (Ratification of Appointment of Auditors) is a “discretionary” item.  New York Stock Exchange member brokers that do not receive instructions from beneficial owners regarding Proposal 2 may vote your Jacksonville Bancorp, Inc. shares in their discretion.  Proposals 1 and 3, however, are “non-discretionary” items; therefore, New York Stock Exchange member brokers that do not receive instructions from beneficial owners do not have the discretion to vote on the proposals, resulting in a broker non-vote.

If you are a beneficial owner and have questions or concerns about your proxy card, you are strongly encouraged to contact your bank, broker or other financial institution through which you hold the Company’s shares.

VOTING SECURITIES

The Company’s Board has fixed the close of business on February 26, 2010 as the record date for determining the holders of its common stock entitled to receive notice of, and to vote at, the Annual Meeting.  At the close of business on February 26, 2010, there were issued and outstanding 1,749,526 shares of the Company’s common stock entitled to vote at the Annual Meeting held by approximately 155 registered holders.  You are entitled to one vote upon each matter properly submitted at the Annual Meeting for each share of common stock held on the record date.

PURPOSE

The Company anticipates that its shareholders will act upon the following business at the meeting:

PROPOSAL 1:  ELECTION OF DIRECTORS

The directors nominated for election at the Annual Meeting are John W. Rose, John R. Schultz, Price W. Schwenck and Gary L. Winfield, M.D. in Class 1.  Each nominee is an incumbent director who was recommended by the Nominating and Corporate Governance Committee and nominated by the Board.  If elected, the nominees will constitute four of the ten members of the Company’s Board.  To be elected, each nominee must receive a plurality of the votes cast, which shall be counted as described in the section of this Proxy Statement captioned “Voting Procedures.”

All directors serve on the board of directors of both the Company and the Bank and the term of office for all directors is three years.  The Company’s articles of incorporation provide that the Company’s directors are divided into three classes.  The term of office for those directors elected as Class 1 directors at this Annual Meeting expires at the Annual Meeting of Shareholders in 2013.  The term of office of the Class 2 directors expires at the Annual Meeting of Shareholders in 2011 and the term of office of the Class 3 directors expires at the Annual Meeting of Shareholders in 2012.

The following provides certain information with respect to each of the Company’s directors, including the nominees for director in Class 1.  Except as otherwise indicated, each person has been or was engaged in his present or last principal occupation, in the same or a similar position, for more than five years.  The Nominating and Corporate Governance Committee is evaluating whether to fill the current vacancies on the Board of Directors.  Proxies cannot be voted for a greater number of persons than the number of nominees named herein.

All of the Company’s directors share an ability to make independent analytical inquiries and possess an overall balance of diversity, including with respect to perspectives, backgrounds, professional experiences, differences in viewpoint, education, skills, age, race and national origin.

CLASS 1 DIRECTORS—Term expires at the 2010 Annual Meeting of Shareholders

Name	Age	Positions Held and Principal Occupations During the Past Five Years
John W. Rose	60
Director of the Company and the Bank since 1999.  A financial services executive, advisor and investor for over 30 years. Mr. Rose is a Principal of CapGen Financial Advisors, a New York City-based private equity fund established in 2007, which specializes in bank and thrift investments.  Prior to that, from 1991 to 2007, he was President of McAllen Capital Partners, a financial advisory firm.  Mr. Rose earned his undergraduate degree from Case Western Reserve University and his M.B.A. from Columbia University.

As a result of these professional and other experiences, Mr. Rose possesses particular knowledge in a variety of areas—including accounting and financial acumen; public company board and committee experience (specifically audit, compensation and governance); and mergers and acquisitions—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

John R. Schultz	46
Director of the Company and the Bank since 1999.  Vice President of Schultz Investments, Inc., an investment management company primarily involved in real estate investments, since 1992.  A fourth generation native of Jacksonville, Florida, Mr. Schultz attended The Bolles School (Jacksonville, Florida) and the University of Florida.  Mr. Schultz is a director of numerous companies and community organizations, including Metro YMCA, Daniel Properties, Inc. (Chairman), Trust for Public Land North Florida Advisory Council and The Schultz Foundation, Inc.

As a result of these professional and other experiences, Mr. Schultz possesses particular knowledge in a variety of areas—including private sector experience; civic and charitable organizations; social responsibility and reputational issues; strategic planning; consumer dynamics and the real estate environment—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

Name	Age	Positions Held and Principal Occupations During the Past Five Years
Price W. Schwenck	67
Director of the Company and the Bank since 1999.  Chairman of the Board of Directors for the Bank since 1999 and former Chief Executive Officer of the Company from 1999 until April 26, 2000.  From May 2000 to February 2003, Mr. Schwenck was President and Chief Executive Officer of P.C.B. Bancorp, Inc., a multi-bank holding company located in Clearwater, Florida.  Mr. Schwenck served as Regional President for First Union National Bank in Ft. Lauderdale, Florida, from 1988 to 1994 and in Jacksonville, Florida, from 1994 until he retired in 1999.  Mr. Schwenck is currently a director of Freedom Bank of America in St. Petersburg, Florida.  Mr. Schwenck received his Bachelors degree and M.B.A. from the University of South Florida and his M.S. from the University of Miami in 1996 after four years of extended study and application in the field of quality management and leadership.

As a result of these professional and other experiences, Mr. Schwenck possesses particular knowledge in a variety of areas—including corporate structure and board experience; mergers and acquisitions; private and public sector experience; banking and financial services industry experience; strategic planning and management—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

Gary L. Winfield, M.D.	53
Director of the Company and the Bank since 1999.  A medical director since November 2005 and a consultant since June 2000 at Memorial Hospital.  From 1991 through 2007, Dr. Winfield had an active family practice in Jacksonville Beach, Florida, operating as Sandcastle Family Practice, P.A.  Dr. Winfield has served as Vice President of Medical Affairs for Anthem Health Plans of Florida, a provider of health insurance.  Dr. Winfield received his undergraduate degree from the University of Oklahoma and is a graduate of the College of Medicine at the University of Oklahoma.

As a result of these professional and other experiences, Dr. Winfield possesses particular attributes—including a high level of integrity and personal character; business and financial sophistication; business, professional and personal contacts; and an ability to apply sound and independent business judgment—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 1.

CLASS 2 DIRECTORS—Term expires at the 2011 Annual Meeting of Shareholders

Name	Age	Positions Held and Principal Occupations During the Past Five Years

R. C. Mills	72
Director of the Company and the Bank since 1999.  Retired in April 2008 as President of Heritage Propane Partners, L.P., a national distributor of propane gas.  Mr. Mills is a graduate of the University of Sarasota and resides in the Jacksonville area.  Mr. Mills has an extensive business background and is experienced in business mergers and acquisitions, corporate finance and personnel management, having served in several executive management positions with a vertically integrated oil and gas company for over 25 years.

As a result of these professional and other experiences, Mr. Mills possesses particular attributes—including a high level of integrity and personal character; business and corporate financial sophistication in sales and distribution; public company board and committee experience (specifically compensation and governance); and mergers and acquisitions—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

Name	Age	Positions Held and Principal Occupations During the Past Five Years

Gilbert J. Pomar, III	50
Director of the Company and the Bank since 1999.  President and Chief Executive Officer for both the Company and the Bank, Mr. Pomar joined the Company as President in March 1999 and became President and Chief Executive Officer in 2000.  He was previously employed by First Union National Bank in Jacksonville since 1991.  During his tenure with First Union, Mr. Pomar was Senior Portfolio Manager and Senior Vice President/Commercial Banking Manager.  Mr. Pomar has more than 25 years of banking experience, including holding various positions with Southeast Bank, First National Bank of Chicago, Barnett Bank and Florida Coast Bank. Mr. Pomar is active in various community efforts, including directorships at the American Cancer Society, Junior Achievement of North Florida, Downtown Vision, Timuquana Country Club, University of North Florida College of Business, and the Florida Bankers Association.  Mr. Pomar is a graduate of the University of Florida, where he earned his Bachelor of Science degree in Finance.

As a result of these professional and other experiences, Mr. Pomar possesses particular knowledge in a variety of areas—including corporate structure; public company board experience; mergers and acquisitions; strategic planning; accounting and financial acumen; and a high level of integrity and personal character—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

Donald E. Roller	72
Director of the Company and the Bank since 1999.  Chairman of the Company’s Board of Directors.  Mr. Roller served as President and Chief Executive Officer of U.S. Gypsum Company from 1993 through 1996, when he retired.  He was also previously the Executive Vice President of USG Corporation. Mr. Roller has had extensive experience in directorship positions; he serves as Chairman of the Board of Life Care Pastoral Services, Inc. and Glenmoor at St. Johns, both not-for-profit Continuing Care Retirement Communities, located in St. Augustine, Florida, and has served as acting Chief Executive Officer and Chairman of the Audit Committee for Payless Cashways, Inc.

As a result of these professional and other experiences, Mr. Roller possesses particular knowledge in a variety of areas—including corporate structure; mergers and acquisitions; public company board experience (specifically audit, compensation and governance); and strategic planning—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

Charles F. Spencer	67
Director of the Company and the Bank since 1999.  President of INOC LLC, a real estate management development company, since 2001, and Joshua Development LLC, a real estate holding company, since 2006, in Jacksonville, Florida.  Mr. Spencer is a member of the International Longshoremen’s Association’s AFL-CIO Executive Council where he has served as an International Vice President representing members from Maine to Texas since 2002.  In addition, Mr. Spencer is Executive Vice President of the South Atlantic and Gulf Coast District of I.L.A. and Vice President of the Florida AFL-CIO.  He serves on the Board of Trustees of Edward Waters College, the Jacksonville Housing and Community Development Board; and Westside Ministries, Inc.  Mr. Spencer is the former Chairman of the Board of the Jacksonville Sports Authority and former board member of the I.M. Sulzbacher Center for the Homeless, United Way of Northeast Florida, and the foundation board of Florida Community College at Jacksonville.

As a result of these professional and other experiences, Mr. Spencer possesses particular knowledge in a variety of areas—including corporate structure; mergers and acquisitions; private and public sector experience; civic and charitable organizations—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

CLASS 3 DIRECTORS—Term expires at the 2012 Annual Meeting of Shareholders

Name	Age	Positions Held and Principal Occupations During the Past Five Years

James M. Healey	52
Director of the Company and the Bank since 1999.  Director and Partner of Mint Magazine, Inc. since 1992.  Before his association with Mint Magazine in 1985, Mr. Healey worked with Carnation Food Products, Inc. and International Harvester.  Mr. Healey attended Purdue University where he received a Bachelor of Arts degree from Purdue’s Business School with special studies in Marketing and Personnel.  Mr. Healey has been a resident and active member of the Jacksonville community since 1984.

As a result of these professional and other experiences, Mr. Healey possesses particular knowledge in a variety of areas—including corporate structure; marketing, manufacturing and the retail environment—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

John C. Kowkabany	67
Director of the Company and the Bank since 1999.  Jacksonville-based real estate investor and consultant.  Mr. Kowkabany has significant private and public sector experience.  A resident of the city of Neptune Beach, he has been active in local government, serving as the city’s Mayor from 1989 to 1997, and Councilman from 1985 to 1989. The Honorable John C. Kowkabany’s public sector experience has provided him with experience and knowledge regarding the local business and civic communities.  For many years, Mr. Kowkabany has served with various civic and charitable organizations as an officer or director.  Mr. Kowkabany graduated with a Bachelor of Arts degree from Jacksonville University.

As a result of these professional and other experiences, Mr. Kowkabany possesses particular knowledge in a variety of areas—including real estate; private and public sector experience; civic and charitable organizations; corporate board experience; social responsibility and reputational issues—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF AUDITORS

The firm of Crowe Horwath LLP has been the Company’s independent certified public accountants since 2004.  Crowe Horwath LLP has been recommended by the Audit Committee and approved by the Board of Directors as the Company’s independent certified public accountants for 2010.  Ratification of the Company’s independent certified public accountants is not required by the Company’s bylaws or otherwise, but the Board of Directors has decided to seek such ratification as a matter of good corporate practice.  If the selection of Crowe Horwath LLP is not ratified by the shareholders, the Audit Committee will reconsider the matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2.

PROPOSAL 3:  APPROVAL OF AMENDMENT TO STOCK INCENTIVE PLAN

The Board of Directors approved an amendment to the Company’s 2008 Amendment and Restatement of the 2006 Stock Incentive Plan (the “Stock Incentive Plan”) to  (i) increase the number of shares of common stock available for issuance from 70,000 to 180,000 and (ii) eliminate the limitation on the amount of shares that may be allocated to incentive awards granted to an individual participant each year, subject to shareholder approval.  The purposes of the proposed amendment are to increase the number of shares available for award grants to approximately 10% of the Company’s total outstanding shares, and to provide the Board with more flexibility in determining the amount of awards to grant to particular employees of the Company under the Stock Incentive Plan.  The Board believes that the proposed amendment provides better flexibility in the administration of the Stock Incentive Plan.

Description of the Stock Incentive Plan

The following is a description of the material terms of the Stock Incentive Plan, as it is proposed to be amended.  This description is intended as a summary only and is qualified in its entirety by reference to the text of the First Amendment to the Stock Incentive Plan which is attached to this Proxy Statement as Appendix A, and the Stock Incentive Plan, as originally approved by the Company’s shareholders, which was filed with the Securities and Exchange Commission (the “SEC”) as Appendix B to this Proxy Statement and which can be accessed at the SEC’s website, www.sec.gov.

Administration.  The Stock Incentive Plan will be administered by the compensation committee of the Board, or such other committee comprised of members of the Board that the Board appoints (the “Committee”).  If the compensation committee has not been designated as the Committee, members of the Committee must be “non-employee directors” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and “independent directors” within the meaning of any applicable stock exchange rule.  In addition, to the extent that the Committee intends that an award granted under the Stock Incentive Plan constitute “performance-based compensation” for purposes of Internal Revenue Code (the “Code”) section 162(m) (discussed below), members of the Committee must be “outside directors” within the meaning of Code section 162(m).

Under the Stock Incentive Plan, the Committee has full authority to select the eligible individuals to whom awards will be granted, the types of award to be granted, the number of shares to be subject to an award, the exercise price (in the case of a stock option) and other terms and conditions of awards, to interpret the Stock Incentive Plan, and to prescribe, amend and rescind the rules and regulations relating to the Stock Incentive Plan.

Term, Amendment and Termination.  If not terminated sooner by the Board, the Stock Incentive Plan will terminate as of the close of business on the date immediately preceding the tenth anniversary of the Stock Incentive Plan’s effective date, and no awards will be granted after that date.  Awards granted and outstanding as of the date the Stock Incentive Plan terminates will not be affected or impaired by such termination.

The Board may amend, alter or discontinue the Stock Incentive Plan at any time.  However, no amendment, alteration or discontinuation of the Stock Incentive Plan may impair the rights of an award recipient with respect to awards previously granted without such recipient’s consent (except that no consent is necessary for amendments made to cause the Stock Incentive Plan to qualify for the exemption provided by Rule 16b-3 of the Exchange Act or for awards to qualify for the “qualified performance-based compensation” exception under Code section 162(m), discussed below).  In addition, no amendment may be made that would disqualify the Stock Incentive Plan from the exemption provided by Rule 16b-3 of the Exchange Act or to extend the term of the Stock Incentive Plan.  Also, to the extent required by the Code or by the rules of NASDAQ, no change may be made to the Stock Incentive Plan that (i) increases the total number of shares of Company stock reserved for issuance pursuant to awards granted under the Stock Incentive Plan (other than changes to reflect changes in the Company's capital structure), (ii) materially modifies the requirements as to eligibility for participation in the plan, (iii) materially increases the benefits accruing to plan, or (iv) expands the types of awards provided for under the Stock Incentive Plan, unless such change is authorized by the Company's shareholders.

The Committee may amend the terms of any outstanding award, either prospectively or retroactively, except that an amendment that would impair the rights of the award holder requires the holder’s consent (except that no consent is necessary for amendments made to cause the Stock Incentive Plan to qualify for the exemption provided by Rule 16b-3 of the Exchange Act or for awards to qualify for the “qualified performance-based compensation” exception under Code section 162(m), discussed below or to comply with Code Section 409A).

No Modification of Stock Options or Stock Appreciation Rights.  Except for adjustments for certain corporate events as described below, the Stock Incentive Plan expressly prohibits the Committee from modifying stock options and stock appreciation rights (including repricing stock options or stock appreciation rights once they are granted) without the prior approval of the shareholders of the Company.

Shares Subject to the Stock Incentive Plan.  The Stock Incentive Plan currently provides for up to 70,000 shares of the Company’s common stock as available for issuance.  Subject to shareholder approval of the First Amendment to the Stock Incentive Plan and the adjustments described below, up to 180,000 shares of the Company’s common stock, will be available for issuance for awards under the Stock Incentive Plan.  These shares shall be authorized but unissued shares.  Awards may only be granted on shares of the highest-value class of common stock of the Company.

If an award granted under the Stock Incentive Plan expires, terminates, is cancelled, or lapses for any reason without the issuance of shares of common stock, or if any shares of restricted stock awarded under the Stock Incentive Plan are forfeited, the shares covered by such award or such restricted stock will again be available for awards under the Stock Incentive Plan.  In addition, if an award recipient tenders previously-acquired shares of the Company’s common stock to satisfy applicable withholding obligations with respect to an award, or if shares of the Company’s common stock are withheld to satisfy applicable withholding obligations, such shares will again be available for further awards under the Stock Incentive Plan.  Also, if an award recipient tenders previously-acquired shares of the Company’s common stock in payment of the option price upon exercise of a stock option awarded under the Stock Incentive Plan, or if shares of common stock are withheld in payment of the option price, the number of shares tendered or withheld will again be available for further awards under the Stock Incentive Plan.

The Company’s common stock is traded on the NASDAQ Global Market.  The last reported sales price of the Company’s common stock on March 22, 2010 was $9.12.

Individual Limitations.  The Stock Incentive Plan currently limits the number of shares that can be allocated to the incentive awards granted to any individual participant each year to 15,000 shares.  Subject to shareholder approval of the First Amendment to the Stock Incentive Plan, the 15,000 share limitation described above will be eliminated.  Participants, however, may not receive performance grants within one fiscal year that could exceed $500,000 when paid in cash or in shares of common stock.

Subject to the prohibition on modification of stock options and stock appreciation rights after the date of grant as specified above, if there is a change in the common stock of the Company through the declaration of stock dividends, or through recapitalization resulting in stock split-ups, or combinations or exchanges of shares, or otherwise, the Stock Incentive Plan authorizes the Committee to make appropriate adjustments in the number of shares authorized for grants, in the exercise prices of outstanding stock options, in the base prices of stock appreciation rights, and in the limits described above on the number of shares available for grant to individuals per fiscal year.

Eligibility and Types of Awards.  The Stock Incentive Plan authorizes the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and performance grants.  Participation in the Stock Incentive Plan is open to employees of the Company and its related companies as selected by the Committee.  Directors who are not employees of the Company or of a subsidiary are not eligible to receive grants under the Stock Incentive Plan.  As of March 22, 2010, the Bank had approximately 64 employees, including three officers of the Company or any subsidiary that were eligible to receive awards under the Stock Incentive Plan.

Stock Options.  Employees of the Company and its related companies may be granted options to acquire the Company’s common stock under the Stock Incentive Plan, either alone or in conjunction with other awards under the Stock Incentive Plan.  Under the Stock Incentive Plan, stock options may be either incentive stock options (“ISOs”) or nonqualified stock options.  The exercise price of a stock option is determined at the time of grant but may not be and may never become less than the fair market value per share of common stock on date of grant.  Additionally, the exercise price of an ISO that is granted to a 10 percent shareholder may not be less than 110% of the fair market value per share of common stock on the date of grant.  Stock options are exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable stock option agreement.  The exercise period of a stock option is determined by the Committee and may not exceed ten years from the date of grant.

The holder of a stock option may exercise the option in whole or in part at such times as specified by the Committee in the grant agreement; provided that an ISO may be exercised no later than the earlier of (i) ten years from the date of grant, (ii) three months following the participant’s retirement or termination from employment for reasons other than for death or disability, or (iii) one year following the date of the Participant’s death or disability.

The exercise price of a stock option must be paid in full at the time of exercise and is payable in cash.  However, if (and to the extent) provided by the related grant agreement, the option exercise price may also be paid:  (i) by the surrender of common stock already owned by the optionee, (ii) by requesting the Company to withhold, from the number of shares of common stock otherwise issuable upon exercise of the stock option, shares having an aggregate fair market value on the date of exercise equal to the exercise price, or (iii) a combination of the foregoing, as provided by the award agreement.  Additionally, if permitted by the Committee and allowable by law, payment of the exercise price may be made through a broker-facilitated cashless exercise.

ISOs are exercisable only by the optionee during his or her lifetime and are not assignable or transferable other than by will or by the application of the laws of inheritance.  Nonqualified stock options may be assigned, but only to the extent specifically provided in grant agreement.

For the purpose of complying with Code section 409A, the Stock Incentive Plan prohibits any modification to or extension of a previously granted stock option if such modification or extension would result in the stock option being treated as deferred compensation subject to Code section 409A.  A “modification” for this purpose is generally any change to the terms of the stock option (or the Stock Incentive Plan or applicable award agreement) that provides the holder with a direct or indirect decrease in the exercise price of the stock option.  An “extension” generally means either (i) the provision of an additional period of time within which to exercise the stock option; (ii) the substitution of the stock option for a future right to compensation; or (iii) the inclusion of a deferral or renewal feature.

The following table sets forth the number of stock options received by the Company’s current executive officers (as a group) and all other Company employees who are not executive officers (as a group).

Executive Officers	60,000 stock options

Non-Executive Officer Employee Group	30,500 stock options

For more information regarding awards made or contemplated pursuant to the Stock Incentive Plan, please refer to the New Plan Benefits section below.

Stock Appreciation Rights.  A stock appreciation right (“SAR”) may be granted (i) to employees in conjunction with all or any part of an option granted under the Stock Incentive Plan (a “Tandem SAR”), or (ii) without relationship to an option (a “Freestanding SAR”).  Tandem SARs must be granted at the time such option is granted.  A Tandem SAR is only exercisable at the time and to the extent that the related option is exercisable.  The base price of a Tandem SAR must be and may never become less than the exercise price of the option to which it relates.  Upon the exercise of a Tandem SAR, the holder thereof is entitled to receive, in cash or common stock as provided in the related award agreement, the excess of the fair market value of the share for which the right is exercised (calculated as of the exercise date) over the exercise price per share of the related option.  Stock options are no longer exercisable to the extent that a related Tandem SAR has been exercised, and a Tandem SAR is no longer exercisable upon the forfeiture, termination or exercise of the related stock option.  A Freestanding SAR entitles the holder to a cash payment equal to the difference between the base price and the fair market value of a share of common stock on the date of exercise.  The base price must be equal to and may never become less than the fair market value of a share of common stock on the date of the Freestanding SAR’s grant.

SARs may be sold or assigned, but only to the extent provided in the grant agreement.

For the purpose of complying with Code section 409A, the Stock Incentive Plan prohibits any modification or extension to a previously granted SAR if such modification would result in the SAR being treated as deferred compensation subject to Code section 409A.  The terms “modification” and “extension” for this purpose generally have the same meanings as discussed above with respect to stock options.

Restricted Stock.  Employees of the Company and its subsidiaries may be granted restricted stock under the Stock Incentive Plan, either alone or in combination with other awards.  Restricted stock awards are shares of the Company’s common stock that are subject to forfeiture by the recipient if the conditions to vesting that are set forth in the related restricted stock agreement are not met.  Vesting may be based on the continued service of the recipient, one or more performance goals (described below), or such other factors or criteria as the Committee may determine.

Unless otherwise provided in the related restricted stock agreement, the grant of a restricted stock award will entitle the recipient to vote the shares of Company common stock covered by such award and to receive the dividends thereon.  Under the Stock Incentive Plan, dividends or other distributions paid in shares of Company stock are subject to the same restrictions as the underlying shares of restricted stock from which they are derived.  Dividends or other distributions that are paid in cash are paid at the same time and under the same conditions as such dividends or distributions are paid to shareholders of record of Company stock.

During the period that shares of stock are restricted, the recipient cannot sell, assign, transfer, pledge or otherwise encumber the shares of restricted stock.  If a recipient’s employment or service with the Company and its subsidiaries terminates, the recipient will forfeit all rights to the unvested portion of the restricted stock award.

Restricted Stock Units.  Employees of the Company and its subsidiaries may be granted restricted stock units under the Stock Incentive Plan, either alone or in combination with other awards.  A restricted stock unit is a right to receive a share of common stock of the Company or the fair market value in cash of a share of common stock in the future, under terms and conditions established by the Committee.

The applicable restricted stock units award agreement is required to specify the times or events on which restricted stock units will be paid.  These times or events generally include the applicable vesting date, the date of the participant’s termination of employment, or a specified calendar date.  Restrictions conditioned on the passage of time shall not expire less than three years from the date of grant.  Once specified in the award agreement, payment dates may not be accelerated for a participant for any reason, except as specifically provided for in Code section 409A.  At the time specified in the applicable award agreement, restricted stock units will be settled by the delivery to the participant of shares of common stock equal in number to the number of the participant’s restricted stock units that are vested as of the specified date or event (such as termination of employment), or cash equal to the fair market value of such shares.  Payment to any specified employee (as defined in the Stock Incentive Plan) upon certain types of a termination of employment, including a specified employee’s retirement, is required to be delayed for six months in order to comply with Code section 409A.

Prior to an actual delivery of shares of common stock in settlement of a restricted stock units grant, a participant acquires no rights of a shareholder.  Restricted stock units may not be sold, assigned, transferred or pledged or otherwise encumbered, but a participant may designate one or more beneficiaries to whom shares of common stock covered by a grant of restricted stock units will be transferred in the event of the participant’s death.

The Committee may, in its discretion, provide in a restricted stock units award agreement that a participant will be entitled to receive dividend equivalents with respect to his or her restricted stock units.  Dividend equivalents may, in the discretion of the Committee, be paid in cash or credited to the participant as additional restricted stock units, or any combination of cash and additional restricted stock units.  The amount that can be paid to a recipient as a dividend equivalent cannot exceed the amount that would be payable as a dividend if the stock unit were actually a share of common stock.  If credited to the participant as additional restricted stock units, the additional restricted stock units will vest at the same time as the restricted stock units to which they relate.   If credited to the participant as cash, the dividend equivalents must be paid in the same calendar year in which the related dividends are paid to shareholders of the Company, or by the 15th day of the third calendar month following the date on which the related dividends are paid, if later.

Performance grants.  Officers and employees of the Company and its subsidiaries may be granted performance grants under the Stock Incentive Plan, either alone or in combination with other Stock Incentive Plan awards.

A performance share is a contingent right to receive a share of common stock of the Company or the fair market value in cash of a share of common stock, in the future, pursuant to the terms of a grant made under the Stock Incentive Plan and the related award agreement.  For any grant of performance grants, the Committee will establish (i) one or more performance goals, and (ii) a performance period of not less than one year.  The performance goals will be based on one or more performance criteria set forth in the Stock Incentive Plan and described below.  At the expiration of the performance period, the Committee will determine and certify the extent to which the performance goals were achieved.  The Committee will then determine the number of performance grants to which a recipient of performance grants under the grant is entitled, based upon the number of performance grants originally granted to the recipient and the level of performance achieved.  Performance grants will be settled by the delivery of shares of common stock of the Company or cash equal to the fair market value of such shares as soon as practicable after the close of the performance period.  Performance grants will be delivered as soon as practicable following the Committee’s determination, but in any event no later than two and one-half months after the end of the year in which the applicable performance period has ended.

Payment to any specified employee (as defined in the Stock Incentive Plan) upon certain types of termination of employment, including a specified employee’s retirement, is required to be delayed for six months in order to comply with Code section 409A

Prior to an actual delivery of shares of common stock in settlement of a performance grants grant, a recipient acquires no rights of a shareholder.  Performance grants may not be sold, assigned, transferred or pledged or otherwise encumbered, but a recipient may designate one or more beneficiaries to whom shares of common stock covered by a grant of performance grants will be transferred in the event of the recipient’s death.

Effective Date.  The Stock Incentive Plan was approved by the Company’s shareholders and became effective on April 29, 2008.  If the First Amendment to the Stock Incentive Plan is approved by the Company’s shareholders, the amendment will become effective as of the date of approval.

Certain Federal Income Tax Considerations

The following is a brief and general summary of the federal income tax consequences of transactions under the Stock Incentive Plan based on federal income tax laws in effect on January 1, 2010.  The summary does not purport to be complete, and does not address the tax consequences of a participant’s death or the state, local and foreign tax laws that may also be applicable to awards and transactions involving awards.

Stock Options.  Stock options granted under the Stock Incentive Plan may be either “Incentive Stock Options,” as defined in Section 422 of the Code, or Nonstatutory Stock Options.

Incentive Stock Options.  Incentive Stock Options granted under the Stock Incentive Plan will be subject to the applicable provisions of the Code, including Code section 422.  If shares of common stock are issued to an optionee upon the exercise of an ISO, and if no “disqualifying disposition” of such shares is made by such optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted, then (i) no income will be recognized by the optionee at the time of the grant of the ISO, (ii) no income, for regular tax purposes, will be realized by the optionee at the date of exercise, (iii) upon sale of the shares of the common stock acquired by exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee, for regular tax purposes, as a capital gain (at varying rates depending upon the optionee’s holding period in the shares and income level) and any loss sustained will be a capital loss, and (iv) no deduction will be allowed to the Company for federal income tax purposes.  If a “disqualifying disposition” of such shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the exercise price (the “bargain purchase element”) and Company will generally be entitled to a federal income tax deduction equal to such amount.  The amount of any gain in excess of the bargain purchase element realized upon a “disqualifying disposition” will be taxable as capital gain to the holder (at varying rates depending upon such holder’s holding period in the shares and income level), for which Company will not be entitled to a federal income tax deduction.  Upon exercise of an ISO, the optionee may be subject to alternative minimum tax.

Nonqualified Stock Options.   With respect to nonqualified stock options, (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) at disposition, any gain or loss is treated as capital gain or loss.  In the case of an optionee who is also an employee, any income recognized upon exercise of a nonqualified stock option will constitute wages for which withholding will be required.

Stock Appreciation Rights.  No income will be recognized by a recipient in connection with the grant of a SAR. When a SAR is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any common stock received on the exercise.  The Company will be entitled to a tax deduction at the same time and in the same amount.  If the optionee receives common stock upon the exercise of a SAR, any gain or loss on the sale of such stock will be treated in the same manner as discussed above under “nonqualified stock options.”

Restricted Stock.  A recipient will not realize taxable income at the time of grant of a restricted stock award, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares of Company common stock subject to an award, the recipient will realize ordinary income in an amount equal to the excess of the fair market value of such shares at such time over the amount paid by the recipient, if any. The Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income. Dividends paid to the recipient during the restriction period will be taxable as compensation income to the recipient at the time paid and will be deductible at such time by the Company. The recipient of a restricted stock award may, by filing an election with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award, elect to be taxed at the time of grant of the award on the excess of the then fair market value of the shares of Company common stock over the amount paid by the recipient, if any, in which case (1) the Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income, (2) dividends paid to the recipient during the restriction period will be taxable as dividends to the recipient and not deductible by the Company, and (3) there will be no further tax consequences to either the recipient or the Company when the restrictions lapse.

Restricted Stock Units and Performance Grants.  An employee who is awarded one or more restricted stock units and/or performance grants will not recognize income and the Company will not be allowed a deduction at the time the award is made.  When an employee receives payment for such awards in cash or shares of common stock, the amount of the cash and the fair market value of the shares of common stock received will be ordinary income to the employee and will be allowed as a deduction for federal income tax purposes to the Company.  The Company will be entitled to a deduction equal in amount to the ordinary income realized by the recipient in the year paid.

Section 162(m) Limit.  Code section 162(m) generally limits a public company’s federal income tax deduction for compensation paid to any of its executive officers to $1,000,000 per year.  However, certain “performance-based compensation” paid to such officers is exempt from the $1,000,000 annual deduction limit.

The Stock Incentive Plan is designed to enable the Company to provide grants of stock options, stock appreciation rights and performance grants under the Stock Incentive Plan to the Company’s executive officers that will satisfy the requirements of the exception of Section 162(m) for performance-based compensation.  The Stock Incentive Plan is also designed so that awards of restricted stock and restricted stock units under the Stock Incentive Plan may be made in a manner which satisfies the performance-based compensation exception of Section 162(m).  Accordingly, (i) the right to receive a share of common stock or cash in payment of a stock option, stock appreciation right or performance grant, and, (ii) if the Committee intends that a restricted stock or stock unit award satisfy the performance-based compensation exception, the vesting of such stock or restricted stock units, will be contingent upon the achievement of objective performance goals established by the Committee at the time of grant.

Under the Stock Incentive Plan, a performance goal will be based on one or more of the following criteria:  total shareholder return, revenue, gross profit, pre-tax earnings, net operating profit after taxes, net income, earnings per share, gross margin, net interest margin, operating cash flow, free cash flow, return on assets, return on invested capital, and return on equity.  Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company, and may be measured relative to a peer group or index.  The level of achievement of a performance goal will be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee.  Under the Stock Incentive Plan, the Committee does have the discretion, to the extent such discretion is consistent with the “qualified performance-based exception” of the Code and its regulations, to make equitable adjustments to performance goals in recognition of unusual or non-recurring events affecting the Company or a subsidiary or the financial statements of the Company or any subsidiary, or for changes in the law or accounting principles.  Once a performance goal is established, the Committee will have no discretion to increase the amount of compensation that would otherwise be payable to a recipient upon attainment of the performance goal.

Income Tax Withholding.   Upon an employee’s realization of income from an award, the Company is generally obligated to withhold against the employee’s Federal and state income and employment tax liability.  Payment of the withholding obligation can be made from other amounts due from the Company to the award recipient or with shares of Company common stock owned by the recipient.  If the recipient elects to tender shares of Company common stock or to reduce the number of shares the recipient is otherwise entitled to receive to satisfy the withholding obligation, the shares tendered or reduced will be treated as having been sold to the Company.

Special Considerations under Code Section 409A.  Code section 409A is effective in general for any compensation deferred under a nonqualified deferred compensation plan on or after January 1, 2005.  Compensation deferred under a nonqualified plan prior to that date is also subject to the new requirements if the plan is “materially modified” on or after October 4, 2004.  A nonqualified plan is materially modified if any new benefit or right is added to the plan or any existing benefit or right is enhanced.

If at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Code section 409A, or is not operated in accordance with those requirements, all amounts (including earnings) deferred under the plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includable in such participant’s gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income.  If a deferred amount is required to be included in income under Code section 409A, the amount also is subject to an additional income tax and enhanced interest.  The additional income tax is equal to twenty percent of the amount required to be included in gross income.  The interest imposed is equal to the interest at the underpayment rate specified by the Internal Revenue Service, plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture.

In addition, the requirements of Code section 409A are applied as if (a) a separate plan or plans are maintained for each participant, and (b) all compensation deferred with respect to a particular participant under an account balance plan is treated as deferred under a single plan, all compensation deferred under a nonaccount balance plan is treated as deferred under a separate single plan, all compensation deferred under a plan that is neither an account balance plan nor a nonaccount balance plan (for example, equity-based compensation) is treated as deferred under a separate single plan, and all compensation deferred pursuant to an involuntary separation pay arrangement is treated as deferred under a separate single plan.  Thus, if a plan failure under Code section 409A relates only to a single participant, then only the compensation deferred by that particular participant will be includable in gross income and subject to the additional income tax and interest; but any amount deferred by the participant under a different plan of a similar basic type will be includable in the participant’s gross income and subject to the additional income tax and interest as well.

In general, stock options and SARs do not provide for a deferral of compensation subject to Code section 409A if (i) the underlying stock is the highest value common stock of the service recipient; (ii) the exercise price is equal to and can never become less than the fair market value of the underlying stock at the time of grant; and (iii) the option or appreciation right is not modified, renewed or extended after the date of grant in a way that would cause the option to provide for a deferral of compensation or additional deferral feature.  Restricted stock awards are generally not subject to Code section 409A.  The Stock Incentive Plan has been designed with the intent that the arrangements under which participants receive stock options, SAR and restricted stock awards will not be subject to Code section 409A.

An award of restricted stock units or a performance grant may provide for a deferral of compensation subject to Code section 409A if payment under such an award occurs more than 2½ months after the end of the first taxable year (employee’s or employer’s, whichever is later) in which the legally binding right to the award arises and is no longer subject to a substantial risk of forfeiture.  In awarding restricted stock or performance grants, the Committee may in its discretion structure such awards to either be exempt from or subject to Code section 409A, as it deems appropriate.

New Plan Benefits

The table below sets forth the number of awards that have been allocated to each person or group listed, under the Stock Incentive Plan, to the extent such amounts are presently determinable.

Name and Position	Dollar Value ($)	Number of Units

Gilbert J. Pomar, III President and Chief Executive Officer	81,000	30,000 stock options

Scott M. Hall Executive Vice President and Chief Lending Officer	40,500	15,000 stock options

Valerie A. Kendall Executive Vice President and Chief Financial Officer	40,500	15,000 stock options

Executive Group	162,000	60,000 stock options

Non-Executive Director Group	—	—

Non-Executive Officer Employee Group	82,350	30,500 stock options

The Company anticipates that awards will be granted during fiscal year 2010 and in subsequent years in which the Stock Incentive Plan remains in effect, if the First Amendment to the Stock Incentive Plan is approved by the Company’s shareholders.  Awards for which benefits may be paid under the Stock Incentive Plan are made at the sole discretion of the Committee, subject to the maximum plan and maximum individual limitations described above.  In addition, the actual benefits that will be paid pursuant to future awards under the Stock Incentive Plan, as amended, will depend upon a number of factors, including the market value of the Company’s common stock on future dates, and in the case of performance grants and restricted stock with vesting, based on the achievement of one or more performance goals, actual performance of the Company (both absolutely, and in some cases, as measured against the performance of peer companies), and decisions made by performance grant recipients.  Since these factors are not known at this time, the future benefits or amounts paid under the Stock Incentive Plan, as amended, and the market value of such awards are not yet determinable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 3.

BOARD OF DIRECTORS, GOVERNANCE AND COMMITTEES

Corporate Governance.  The Board of Directors is committed to good business practices, transparency in financial reporting, the highest level of corporate governance and the highest ethical, moral and legal standards in the conduct of its business and operations. We believe that these standards form the basis for our reputation of integrity in the marketplace and are essential to our efficiency and continued overall success.

Communications with the Board of Directors.  The Board has established a process for shareholders to communicate with members of the Board.  If you would like to contact the Board, you can do so by forwarding your concern, question or complaint to the Company’s Corporate Secretary, Price W. Schwenck, at 100 North Laura Street, Jacksonville, Florida 32202, who will relay the information to the Board at or prior to the Board’s next meeting.

Independence.  The Board of Directors has determined that nine of its ten members are independent as defined under the NASDAQ Marketplace Rules:  Messrs. Healey, Kowkabany, Mills, Roller, Rose, Schultz, Schwenck, Spencer and Winfield.  Mr. Pomar is the only director that is considered to be an “inside” director because of his employment as President and Chief Executive Officer of the Company and the Bank.  Prior to his resignation on January 27, 2009, Melvin Gottlieb served on the Board  and was independent as defined under the NASDAQ Marketplace Rules.  The independent directors of the Company hold executive sessions from time to time without the Chief Executive Officer or any other member of management present.  In 2009, the independent directors held two executive sessions after Board meetings; executive sessions were also held at the conclusion of two Audit Committee meetings in 2009.

Meetings.  During fiscal year 2009, the Board held ten meetings, and all directors attended at least 75% or more of the aggregate number of meetings of the Board and committees on which they served.  Board members are encouraged, but not required, to attend the Annual Meeting, and eight of the ten board members attended the Annual Meeting of Shareholders in 2009.

Committees.  The Company’s Board of Directors maintains an Audit Committee, an Organization and Compensation Committee, and a Nominating and Corporate Governance Committee, which are described below.  The Board elects the members of these committees at the Board’s Annual Meeting, and membership may change throughout the year based on varying circumstances at the discretion of the Board.  Under the Company’s bylaws, the Board of Directors is authorized to fill any vacancy on a committee.  Mr. Healey was selected to fill the vacancy on the Nominating and Corporate Governance Committee effective February 24, 2009 after Mr. Gottlieb’s resignation from the Board and the Nominating and Corporate Governance Committee in January 2009.

Audit Committee.  The Audit Committee is responsible for the matters set forth in its written charter, which was adopted by the Board of Directors, and a copy of which is available on the Company’s Web site at www.jaxbank.com.  The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial reports, systems of internal controls regarding finance, accounting, legal compliance and ethics, and evaluating the independence of the Company’s independent accountants.  The Audit Committee held nine meetings in 2009.  The current members of the Audit Committee are James M. Healey, John C. Kowkabany, John W. Rose (Chairman), Price W. Schwenck and Gary L. Winfield, M.D.  All members of the Audit Committee are independent as defined by rules promulgated under the Exchange Act and the NASDAQ Marketplace Rules.

Audit Committee Pre-Approval Policies and Procedures.  In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee is required to pre-approve all auditing services and permissible nonaudit services, including related fees and terms, to be performed for the Company by its independent auditor subject to the de minimus exceptions for nonaudit services described under the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit.  In 2009, the Audit Committee pre-approved all services performed for the Company by its independent auditor.

Audit Committee Financial Expert.  The Board of Directors has determined that John W. Rose is an audit committee financial expert.  Mr. Rose is independent as defined by the NASDAQ Marketplace Rules and the rules promulgated under the Exchange Act.

Organization and Compensation Committee.  The Organization and Compensation Committee, the charter of which is available on the Company’s Web site at www.jaxbank.com, is responsible for oversight of compensation matters, employment issues and personnel policies.  The Organization and Compensation Committee makes recommendations to the Board of Directors regarding compensation for the Chief Executive Officer, as well as other executive officers and certain other officers/managers, including salaries, bonuses, option grants, other forms of long-term compensation and employee benefits.  Additionally, the Organization and Compensation Committee reviews general levels of compensation and is responsible for evaluation of salaries and other compensation in light of industry trends and the practices of similarly situated, publicly traded bank holding companies.  The Organization and Compensation Committee may retain one or more compensation consultants or other advisors to assist it with these duties and shall have available to it such support personnel, including management staff, outside auditors, attorneys and consultants as it deems necessary to discharge its responsibilities.  The Organization and Compensation Committee held four meetings in 2009.  The current members of the Organization and Compensation Committee are R.C. Mills, Donald E. Roller, John W. Rose, Price W. Schwenck (Chairman) and Charles F. Spencer, all of whom are independent as defined under the NASDAQ Marketplace Rules.

In 2009, the Organization and Compensation Committee did not engage any independent consultants.

Consideration of the following year’s total compensation starts during the fourth quarter of each year.  During the fourth quarter meetings, matters such as changes in the market data, plan philosophy and design, expected performance and historical performance are discussed.  Final determinations of salaries and annual incentive targets are made at the Organization and Compensation Committee’s meeting in connection with the Board’s regular meeting in January.  At that meeting, the Organization and Compensation Committee is able to review prior year performance and the status of prior awards of long-term incentive compensation.  The Organization and Compensation Committee has found that considering these matters in this manner allows it to not only factor in the prior year’s financial results and the current year’s operating plan, but also to better assess the prior year’s compensation.  Occasionally, grants of long-term incentive compensation or changes in compensation are made at other meetings of the Organization and Compensation Committee.

The Company’s Chief Executive Officer is involved in making compensation recommendations for other executive officers, which are considered by the Organization and Compensation Committee.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is responsible for formulating policies governing the Board and its committees as set out in its charter, a copy of which is available on the Company’s Web site at www.jaxbank.com.  The responsibilities include recommending new director nominees, establishing criteria for membership on the Board, designating chairs and members of Board committees, setting dates for Board meetings, monitoring compliance with the Company’s bylaws and regulations governing public companies and making recommendations regarding director compensation.  The Nominating and Corporate Governance Committee held three meetings in 2009.  The current members of the Nominating and Corporate Governance Committee are James M. Healey, John C. Kowkabany, R.C. Mills (Chairman), Donald E. Roller and Charles F. Spencer, all of whom are independent as defined under the NASDAQ Marketplace Rules.  Melvin Gottlieb was also a member of the Nominating and Corporate Governance Committee until his resignation from the Board effective January 27, 2009 and was independent as defined under the NASDAQ Marketplace Rules.  In accordance with its charter, the Nominating and Corporate Governance Committee elected James M. Healey to replace Mr. Gottlieb as a Committee member effective February 24, 2009.

In the event of selecting a new director nominee, the Nominating and Corporate Governance Committee will develop a pool of potential director candidates for consideration based on each candidate’s business and professional experience, involvement in the community and understanding of the business and operations of the Company.  While it does not have a formal policy with respect to director diversity, the Nominating and Corporate Governance Committee recognizes that a Board with a diverse set of skills, experiences and perspectives creates a governing body best suited to provide oversight of the Company while representing the interests of the Company’s shareholders, employees and customers.  The Nominating and Corporate Governance Committee will also consider candidates for Board seats who are recommended by the Company’s shareholders, but a formal policy has not been adopted with respect to consideration of such candidates because shareholder recommendations may be informally submitted and considered by the Nominating and Corporate Governance Committee under its charter.  Written suggestions for nominees should be sent to the Corporate Secretary, Price W. Schwenck, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202.  Any such recommendation must include the name and address of the candidate; a brief biographical description, including the candidate’s occupation for at least five years; a statement of the qualifications of the candidate; and the candidate’s signed consent to be named in the Proxy Statement and to serve as director, if elected.  Directors should possess qualities such as understanding the business and operations of the Bank and corporate governance principles.

Board Leadership Structure and Role in Risk Oversight.  With respect to the roles of Chairman and Chief Executive Officer, the Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances.  The Board believes it is beneficial to the Company’s shareholders to separate these positions and has designated Donald E. Roller as Chairman of the Board and Gilbert J. Pomar, III, as President and Chief Executive Officer.  While the Board believes that the Chief Executive Officer should be a member of the Board, the Board considers it advantageous to independence, perspective, oversight and objectivity to have a separate, independent board member to serve as Chairman.  The roles have been separated since the inception of the Company in 1999, and the Company has been well-served by this leadership structure.  The Board may reconsider this leadership structure from time to time based on then-current considerations.

The Board has oversight responsibility with respect to the Company’s risk management processes.  This includes understanding the Company’s philosophy and strategy towards risk management and mitigation.  The Board regularly reviews information regarding the Company’s financial, credit, liquidity, operational, legal, regulatory, compliance, reputational and strategic risks based on reports from management.  The Audit Committee is primarily responsible for overseeing the process by which risks are managed.  This includes determining that management has established effective risk management practices to identify, assess, and manage the organization’s most significant risk exposures.  Management routinely reports to the Audit Committee on risk management processes and the risk identification and evaluation results.  In addition, because our operations are conducted primarily through the Bank, we maintain an asset liability committee of the Bank’s board of directors as well as an asset liability committee at the Bank management level (the “ALCO Committees”).  Mr. Pomar serves on both ALCO Committees.  The ALCO Committees are charged with monitoring our liquidity and funds position and regularly review the rate sensitivity position on a three-month, six-month and one-year time horizon; loans-to-deposits ratios; and average maturities for certain categories of liabilities.  The ALCO Committee of the Bank’s board of directors reports to the Bank’s board of directors at least quarterly, and otherwise as needed.

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s executive officers, in addition to Mr. Pomar, who serves as a director, are listed below.  Except as otherwise indicated, each person has been or was engaged in his or her present or last principal occupation, in the same or a similar position, for more than five years.  Each officer holds office for the term set forth in the officer’s written employment agreement or until the officer’s successor has been elected and qualified.

Name	Age	Positions Held and Principal Occupations During the Past Five Years
Scott M. Hall	45
Executive Vice President and Chief Lending Officer of the Company and the Bank since February 2008 and previously Executive Vice President and Senior Loan Officer of the Bank from 2000 to 2008.  Mr. Hall has over 20 years of experience in the financial services industry.  Before joining the Bank in 1999 as Senior Vice President, he was employed with First Union National Bank in Jacksonville for eight years as Vice President/Commercial Banking Relationship Manager.  His community activities include serving on the Board of The National Association of Industrial and Office Properties (NAIOP) and as a committee member of the Gator Bowl Association.  Mr. Hall is a graduate of the University of North Florida, where he received his Bachelor of Business Administration degree in Finance.

Valerie A. Kendall	57
Executive Vice President and Chief Financial Officer of the Company and the Bank.  Ms. Kendall’s banking career spans more than 20 years.  Prior to joining the Bank in 2004, she served from 2000 as Executive Vice President and Chief Financial Officer of P.C.B. Bancorp, Inc., a $650 million multi-bank holding company based in Clearwater, Florida.  She also held senior finance positions with AmSouth Bank, Barnett Bank (Bank of America) and SunTrust.  Ms. Kendall received her Bachelor of Science degree in Accounting from Florida Southern College and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth for the fiscal years ended December 31, 2009 and December 31, 2008 the cash compensation paid or accrued for services in all capacities to the Company’s Chief Executive Officer, Chief Financial Officer and Chief Lending Officer (the “named executive officers”).

Name and Principal Position	Year	Salary (1)	Bonus (2)	Option Awards(3)	All Other Compensation		Total Compensation
Gilbert J. Pomar, III	2009	$199,269	$40,000	$81,000	$29,836	(4)	$269,105
President and Chief Executive Officer	2008	$204,167	—	—	$33,484	(5)	$237,651

Scott M. Hall	2009	$146,191	$25,000	$40,500	$25,481	(6)	$196,672
Executive Vice President and Chief Lending Officer	2008	$156,673	—	—	$28,813	(7)	$185,486

Valerie A. Kendall	2009	$135,578	$25,000	$40,500	$17,217	(8)	$177,795
Executive Vice President and	2008	$144,173	—	—	$21,888	(9)	$166,061
Chief Financial Officer

(1)
Effective March 1, 2008, Mr. Pomar’s salary changed from $175,000 to $210,000; Mr. Hall’s salary changed from $140,000 to $160,000; and Ms. Kendall’s salary changed from $140,000 to $145,000.  Their salaries remained unchanged in 2009.

(2)	No performance bonuses were granted for 2008. The amounts shown for fiscal 2009 were earned for 2009 performance and were paid in January 2010.

(3)	For further information, refer to Note 11—Share-Based Compensation—in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

(4)	Represents Company matches for 401(k) deferrals of $9,848, $9,750 for use of Company owned automobile, $6,281 in club dues and $3,957 in insurance premiums in 2009.

(5)	Represents Company matches for 401(k) deferrals of $12,256, $9,750 for use of Company owned automobile, $6,124 in club dues and $5,354 in insurance premiums in 2008.

(6)	Represents Company matches for 401(k) deferrals of $7,504, $9,250 for use of Company owned automobile, $4,770 in club dues and $3,957 in insurance premiums in 2009.

(7)	Represents Company matches for 401(k) deferrals of $9,406, $9,250 for use of Company owned automobile, $4,803 in club dues and $5,354 in insurance premiums in 2008.

(8)	Represents Company matches for 401(k) deferrals of $6,801, $9,250 for use of Company owned automobile and $1,166 in club dues in 2009.

(9)	Represents Company matches for 401(k) deferrals of $11,536, $9,250 for use of Company owned automobile and $1,102 in club dues in 2008.

For 2009, based on individual and Company performance, the Organization and Compensation Committee approved a $40,000 annual bonus for Mr. Pomar and a $25,000 bonus for each of Mr. Hall and Ms. Kendall.  During 2008, none of the named executive officers were granted stock options or restricted stock; however, in 2009, Mr. Pomar, Mr. Hall and Ms. Kendall were granted stock options to purchase shares in the amounts of 30,000, 15,000 and 15,000, respectively.  Between 1999 and 2004, Mr. Pomar, Mr. Hall and Ms. Kendall were granted stock options to purchase shares in the amounts of 55,000, 25,000 and 15,000, respectively, based on attraction and retention objectives.  For more information regarding employment arrangements, see the section captioned “Employment Agreements.”

OUTSTANDING EQUITY AWARDS AT YEAR END

The following table details all outstanding equity grants for the named executive officers as of December 31, 2009:

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Gilbert J. Pomar, III	03/05/2003 (1)	15,000	—	12.55	03/05/2013
	04/07/2004 (1)	10,000	—	23.25	04/07/2014
	12/21/2009 (2)	—	30,000	10.00	12/21/2014

Scott M. Hall	03/05/2003 (1)	5,000	—	12.55	03/05/2013
	04/07/2004 (1)	7,500	—	23.25	04/07/2014
	12/21/2009 (2)	—	15,000	10.00	12/21/2014

Valerie A. Kendall	04/07/2004 (1)	15,000	—	23.25	04/07/2014
	12/21/2009 (2)	—	15,000	10.00	12/21/2014
(1)	Options become exercisable in equal annual increments of 20% over a five-year period.

(2)	Options become exercisable in equal annual increments of 25% over a four-year period.

EQUITY COMPENSATION PLANS INFORMATION

The following table sets forth the securities authorized for issuance under the equity incentive plans as of December 31, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	162,500	$14.45	—
Equity compensation plans not approved by security holders	—	—	—
Total	162,500	$14.45	—

OPTION EXERCISES AND STOCK VESTING

There were no option exercises by executive officers in the last fiscal year, and no executive officers have been granted or hold restricted stock.

RETIREMENT AND PENSION BENEFITS

The Company does not offer a retirement plan for Executive Officers or other employees, but does offer participation in the Jacksonville Bancorp, Inc. 401(k) Plan (the “Plan”) to all employees, including Executive Officers.  The Plan is a qualified retirement plan that was adopted to provide employees with the opportunity to save for retirement on a tax-advantage basis.  Employees may elect to contribute a portion of their compensation to the Plan after six months of full-time employment, and the Company may make a discretionary matching contribution to the Plan on their behalf equal to a uniform percentage of their salary deferrals.  The Company will determine the amount of the discretionary percentage each year.  The participants under the Plan may elect to reduce their compensation by a specific percentage or dollar amount and have that amount contributed to the Plan as either a Pre-Tax 401(k) deferral or a Roth 401(k) deferral.  The vesting schedule for profit sharing contributions covers a five-year period as follows:

1 Year of Service	0%

2 Years of Service	25%

3 Years of Service	50%

4 Years of Service	75%

5 Years of Service	100%

EMPLOYMENT AGREEMENTS

The following information relates to employment agreements between the Bank and each of Mr. Pomar, Mr. Hall and Ms. Kendall.  Other than as described below, there are no potential payments to a named executive officer upon termination or a change in control.

Gilbert J. Pomar, III.  Under the Bank’s employment agreement with Gilbert J. Pomar, III (the “Pomar Agreement”), Mr. Pomar earns a base salary of $210,000, which will be reviewed by the Bank in good faith on an annual basis.  Under the Pomar Agreement, Mr. Pomar is also entitled to receive incentive compensation and bonuses as may be determined from time to time by the Bank’s Board of Directors, and to participate in and receive the benefits of any stock option plans, stock ownership plans, profit sharing plans, 401(k) plans, or other plans, benefits and privileges given to the Bank’s employees and executives.   A performance bonus of $40,000 was awarded under the Pomar Agreement for 2009. Additionally, the Bank pays Mr. Pomar’s medical and dental insurance plan premiums.

The Pomar Agreement has a rolling one-year term, ending no later than Mr. Pomar’s 65th birthday.  The Pomar Agreement contains a six-month noncompetition provision against employment in the financial services industry with any business enterprise or business entity, or person whose intent is to organize a financial institution in Duval County or Clay County; however, such provision is limited to a three-month period if Mr. Pomar is terminated due to a “change in control” (as defined in the Pomar Agreement).

If the Bank terminates Mr. Pomar’s employment for a reason other than for “just cause” (as defined in the Pomar Agreement), or if Mr. Pomar terminates his employment for “good reason” (as defined in the Pomar Agreement), then the Bank must pay Mr. Pomar an amount equal to his annual base salary and any incentive compensation or bonus to which he would have been entitled under the Pomar Agreement.  If Mr. Pomar’s employment is terminated as a result of a change in control or a change in control occurs within 12 months of his involuntary termination or termination for good reason, then Mr. Pomar is entitled to a severance payment equal to 2.99 times the highest annual salary and bonus Mr. Pomar was paid or entitled to in the two years preceding termination.  These payments will be made in substantially equal semi-monthly installments until paid in full.  Furthermore, unless Mr. Pomar is terminated for just cause, or Mr. Pomar terminates his employment for other than good reason, the Bank is also required to maintain in full force and effect all employee benefit plans and programs in which Mr. Pomar was participating before termination for the remainder of the Pomar Agreement, or 12 months, whichever is longer.  The Pomar Agreement also contains provisions required under certain banking regulations that suspend or terminate the Pomar Agreement upon certain banking regulatory findings or actions.

Scott M. Hall.  Under the Bank’s employment agreement with Scott M. Hall (the “Hall Agreement”), Mr. Hall earns a base salary of $160,000, which will be reviewed by the Bank in good faith on an annual basis.  Under the Hall Agreement, Mr. Hall is also entitled to receive incentive compensation and bonuses as may be determined from time to time by the Bank’s Board of Directors, and to participate in and receive the benefits of any stock option plans, stock ownership plans, profit sharing plans, 401(k) plans, or other plans, benefits and privileges given to the Bank’s employees and executives.   A performance bonus of $25,000 was awarded under the Hall Agreement for 2009.

The Hall Agreement has a rolling one-year term, ending no later than Mr. Hall’s 65th birthday.  The Hall Agreement contains a 12-month noncompetition provision against employment in the financial services industry with any business enterprise or business entity, or person whose intent is to organize a financial institution in Duval County or Clay County; however, such provision is limited to a three-month period if Mr. Hall is terminated due to a “change in control” (as defined in the Hall Agreement).

If the Bank terminates Mr. Hall’s employment for a reason other than for “just cause” (as defined in the Hall Agreement) or Mr. Hall terminates his employment for “good reason” (as defined in the Hall Agreement), then the Bank must pay an amount equal to his annual base salary and any incentive compensation or bonus to which he would have been entitled under the Hall Agreement.  These payments will be made in substantially equal semi-monthly installments until paid in full.   If Mr. Hall’s employment is terminated as a result of a change in control or a change in control occurs within 12 months of his involuntary termination or termination for good reason, then Mr. Hall is entitled to a severance payment equal to 2.99 times the highest annual salary and bonus Mr. Hall was paid or entitled to in the two years preceding termination, which amount shall be paid within 10 days following the separation of service.  Furthermore, unless Mr. Hall is terminated for just cause, or Mr. Hall terminates his employment for other than good reason, the Bank is also required to maintain in full force and effect all employee benefit plans and programs in which Mr. Hall was participating before termination for the remainder of the Hall Agreement, or 12 months, whichever is longer.

Valerie A. Kendall.  Under the Bank’s employment agreement with Valerie A. Kendall (the “Kendall Agreement”), Ms. Kendall earns a base salary of $145,000, which will be reviewed by the Bank in good faith on an annual basis.   Under the Kendall Agreement, Ms. Kendall is also entitled to receive incentive compensation and bonuses as may be determined from time to time by the Bank’s Board of Directors, and to participate in and receive the benefits of any stock option plans, stock ownership plans, profit sharing plans, 401(k) plans, or other plans, benefits and privileges given to the Bank’s employees and executives.   A performance bonus of $25,000 was awarded under the Kendall Agreement for 2009.

The Kendall Agreement has a rolling one-year term ending no later than Ms. Kendall’s 65th birthday.  The Kendall Agreement contains a 12-month noncompetition provision against employment in the financial services industry with any business enterprise or business entity, or person whose intent is to organize a financial institution in Duval County or Clay County; however, such provision is limited to a three-month period if Mr. Kendall is terminated due to a “change in control” (as defined in the Kendall Agreement).

 If the Bank terminates Ms. Kendall’s employment for a reason other than for “just cause” (as defined in the Kendall Agreement), or if Ms. Kendall terminates her employment for “good reason” (as defined in the Kendall Agreement), then the Bank must pay an amount equal to her annual base salary, plus any incentive compensation or bonus to which she would have been entitled to under the Kendall Agreement.  These payments will be made in substantially equal semi-monthly installments until paid in full.  If Ms. Kendall’s employment is terminated as a result of a change in control or a change in control occurs within 12 months of her involuntary termination or termination for good reason, then Ms. Kendall is entitled to a severance payment equal to 2.99 times the highest annual salary and bonus she was paid or entitled to in the two years preceding termination, which amount shall be paid within 10 days following the separation of service.   Furthermore, unless Ms. Kendall is terminated for just cause, or Ms. Kendall terminates her employment for other than good reason, the Bank is also required to maintain in full force and effect all employee benefit plans and programs in which Ms. Kendall was participating before termination for the remainder of the Kendall Agreement, or 12 months, whichever is longer.

DIRECTOR COMPENSATION

Non-employee directors currently participate in the Company’s Directors’ Stock Purchase Plan under which a director may designate all, or any part, of his compensation for investment in the Company’s common stock.   Director fees consist of an annual retainer of 600 shares of the Company’s stock (or the cash equivalent, at the director’s election), which is paid quarterly for the preceding quarter.   Fees paid in stock are purchased at market during the quarter in which they are applicable and paid on the 15th of the month following the end of the quarter.  Fees paid in cash are calculated at the same value as the stock payments.  In the aggregate, the directors who were not employees of the Company received a total of $53,498 in 2009 for their services to the Company.

The following table summarizes director compensation in 2009:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Melvin Gottlieb (1)	-0-	1,688	1,688
James M. Healey	2,490	3,263	5,753
John C. Kowkabany	1,200	4,553	5,753
R. C. Mills	1,200	4,553	5,753
Donald E. Roller	1,200	4,553	5,753
John W. Rose	1,200	4,586	5,786
John R. Schultz	1,200	4,553	5,753
Price W. Schwenck	5,753	-0-	5,753
Charles F. Spencer	1,200	4,553	5,753
Gary L. Winfield	1,200	4,553	5,753

(1)	Mr. Gottlieb resigned from the Board effective January 27, 2009 and received compensation for his services as director through such date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has granted loans to and accepted deposits from its executive officers, directors and their immediate family members in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and which did not involve more than the normal risk of collectibility or present other unfavorable features.

Insiders’ transactions with the Bank will be promptly and fully disclosed to the Board.  Fees and payments to insiders will be appropriate based on the type, level, quality and value of goods or services the Bank is receiving.  Fees and other payments will directly relate to, and be based solely upon, the fair value of goods or services received, compensation for goods or services that meet legitimate needs of the Bank, and be made only to service providers who have the necessary expertise to provide the services.

AUDIT COMMITTEE REPORT

As set forth in its charter, the Audit Committee assists the Board by reviewing financial reports we provide to governmental bodies or the public, monitoring the adequacy of our internal controls regarding finance and accounting, reviewing our auditing, accounting, and financial reporting processes generally, and verifying the independence of the Company’s independent auditors.  All auditors employed or engaged by the Company report directly to the Audit Committee.  To fulfill its responsibilities, the Audit Committee recommends the selection of auditors, reviews an annual risk assessment to ensure sufficient audit coverage and reviews all reports of auditors and examiners, as well as management’s responses to such reports, to ensure the effectiveness of internal controls and the implementation of remedial action.  The Audit Committee also recommends to the Board whether to include the audited financial statements in the annual report to shareholders.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing their relationships with us that might bear on their independence, consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; discussed any relationships that may impact their objectivity and independence with the auditors; considered whether the provision of nonaudit services was compatible with maintaining the auditors’ independence; and satisfied itself as to their independence.  The Audit Committee also discussed with management and the independent auditors the quality and adequacy of our internal controls, and the accounting function’s organization, responsibilities, budget and staffing.  The Audit Committee further reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, and with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2009 with management and the independent auditors.  Management has the responsibility for preparation of our financial statements, and the independent auditors have the responsibility for examination of those statements.  Based on this review and the discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.  All of the following members of the Audit Committee are independent directors as defined under the NASDAQ Marketplace Rules:  James M. Healey, John C. Kowkabany, John W. Rose (Chairman), Price W. Schwenck and Gary L. Winfield, M.D.

The foregoing is submitted by the Audit Committee:  James M. Healey, John C. Kowkabany, John W. Rose (Chairman), Price W. Schwenck and Gary L. Winfield, M.D.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table indicates the common stock beneficially owned as of February 26, 2010 by each of the Company’s named executive officers and directors, by each person known by us to own beneficially more than 5% of the Company’s common stock , and by all of the Company’s executive officers and directors as a group.  Unless otherwise noted, all shares are held directly by the beneficial owner listed and such person has the sole voting and investment power over such shares.  All amounts are determined as of February 26, 2010 when there were 1,749,526 shares of common stock outstanding.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Shares of Common Stock Outstanding
Scott M. Hall (3)	12,800	0.73%
James M. Healey	5,520	0.32%
Valerie A. Kendall (4)	16,000	0.91%
John C. Kowkabany	41,143	2.35%
R. C. Mills (5)	110,993	6.34%
Gilbert J. Pomar, III (6)	30,000	1.69%
Donald E. Roller	47,650	2.72%
John W. Rose (7)	98,250	5.62%
John R. Schultz (8)	55,487	3.17%
Price W. Schwenck	29,050	1.66%
Charles F. Spencer	19,200	1.10%
Gary L. Winfield	29,500	1.69%

All Executive Officers and directors as a group (12 persons) (9)	495,593	27.50%

The Banc Funds Company, L.L.C. (10)	95,047	5.43%

(1)	The address of each executive officer and director is Jacksonville Bancorp, Inc., 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202.

(2)
Under the rules of the SEC, the determinations of “beneficial ownership” of the Company’s common stock are based upon Rule 13d-3 under the Exchange Act.  Under this Rule, shares will be deemed to be “beneficially owned” where a person has, either solely or with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined. Shares of the Company’s common stock that a beneficial owner has the right to acquire within 60 days under the exercise of the options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes options to purchase 12,500 shares exercisable within 60 days of February 26, 2010.

(4)	Includes options to purchase 15,000 shares exercisable within 60 days of February 26, 2010.

(5)	Includes 15,500 shares solely held by Mr. Mills’ spouse.

(6)	Includes options to purchase 25,000 shares exercisable within 60 days of February 26, 2010.

(7)
Includes (a) 80,400 shares as to which Mr. Rose shares beneficial ownership with his spouse, (b) 8,050 shares solely held by Mr. Rose’s spouse and (c) 4,900 shares held by each of Mr. Rose’s two daughters as to which he has sole voting power.

(8)	Includes (a) 5,000 shares held by the Schultz Family Foundation as to which Mr. Schultz exercises voting control and (b) 162 shares held in Mr. Schultz’s IRA account.

(9)	Includes options to purchase 52,500 shares for all executive officers as a group exercisable within 60 days of February 26, 2010.

(10)
The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with the SEC on February 16, 2010 jointly on behalf of Banc Fund VI L.P. (“BF VI”), Banc Fund VII L.P. (“BF VII”) and Banc Fund VIII L.P. (“BF VIII”), each of which is an Illinois limited partnership.  The amount shown consists of 22,470 shares held by BF VI, 69,349 shares held by BF VII and 3,228 shares held by BF VIII.  The general partner of BF VI is MidBanc VI L.P. (“MidBanc VI”), the general partner of BF VII is MidBanc VII L.P. (“MidBanc VII”) and the general partner of BF VIII is MidBanc VIII L.P. (“MidBanc VIII”).  MidBanc VI, MidBanc VII and MidBanc VIII are Illinois limited partnerships.  The general partner of MidBanc VI, MidBanc VII and MidBanc VIII is The Banc Funds Company, L.L.C. (“TBFC”), an Illinois company whose principal equity holder is Charles J. Moore.  Mr. Moore has been the manager of BF VI, BF VII and BF VIII since their respective inceptions.  As manager, Mr. Moore has voting and dispositive power over the securities of the Company held by each of those entities.  Mr. Moore is also the controlling member of TBFC and, therefore, controls each of the partnership entities directly and indirectly controlled by TBFC.  The address of TBFC is 20 North Wacker Drive, Suite 3300, Chicago, IL 60606.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Exchange Act requires the Company’s executive officers and directors and any persons owning more than 10% of a class of the Company’s stock to file certain reports on ownership and changes in ownership with the SEC.  We believe that during fiscal year 2009 the Company’s executive officers and directors filed on a timely basis all reports required by Section 16(a) of the Exchange Act relating to transactions involving the Company’s equity securities beneficially owned by them.  In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5 provided to us and the written representation of the Company’s directors, officers and 10% shareholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The firm of Crowe Horwath LLP served as the Company’s independent accountants for the fiscal year ending December 31, 2009 and will continue to serve for the current year and until such time as the Company selects a replacement auditor.  Representatives of Crowe Horwath will be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

AUDIT FEES

	2009	2008
Audit Fees (1)	$142,000	$130,000
Audit Related Fees (2)	$-0-	$7,272
Tax Fees (3)	$20,680	$21,131
All Other Fees (4)	$-0-	$19,527
Total	$162,680	$177,930

(1)	Audit fees consisted of audit work performed in the preparation and review of the Company’s financial statements and for quarterly and annual review of Forms 10-Q and Form 10-K.

(2)
Audit related fees consisted of fees for assurance and related services performed that are reasonably related to the performance of the audit or review of the Company’s financial statements.   This includes consulting on financial accounting/reporting standards.

(3)	Tax fees consisted principally of assistance related to tax compliance reporting.

(4)
All other fees consisted of fees for products and services other than those already reported, such as fees relating to Sarbanes-Oxley compliance, merger and acquisition activity and the preparation of a private placement memorandum.

SHAREHOLDER PROPOSALS

Shareholders who wish to include a proposal in the Company’s Proxy Statement and form of proxy relating to the 2011 Annual Meeting of Shareholders should deliver a written copy of their proposal to the Company’s principal executive offices no later than December 1, 2010.  Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in the Company’s proxy materials.  Except for shareholder proposals to be included in the Company’s Proxy Statement and form of proxy, the deadline for nominations for director and other proposals made by a shareholder is February 14, 2011.  The Company may solicit proxies in connection with next year’s Annual Meeting of Shareholders that confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by February 14, 2011.  Proposals should be directed to Price W. Schwenck, Corporate Secretary, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202.

DELIVERY TO SHAREHOLDERS SHARING ADDRESS

We are providing to the Company’s shareholders a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 simultaneously with delivery of this Proxy Statement.  You may obtain additional copies of the Annual Report on Form 10-K filed with the SEC by writing to Glenna Riesterer, Assistant Corporate Secretary, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202.

We are delivering only one Proxy Statement and Annual Report on Form 10-K to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  We will promptly deliver upon written or oral request a separate copy of this Proxy Statement or the Annual Report on Form 10-K to a shareholder at a shared address to which a single copy was sent.  If you are a shareholder residing at a shared address and would like to request an additional copy of the Proxy Statement or Annual Report on Form 10-K now or with respect to future mailings, or to request to receive only one copy of the Proxy Statement or Annual Report on Form 10-K if you are currently receiving multiple copies, please send your request to Glenna Riesterer at the address noted above or call us at 904-421-3040.

OTHER MATTERS

As of the date of this Proxy Statement, the Company’s Board of Directors does not anticipate that other matters will be brought before the Annual Meeting.  If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

COST OF SOLICITATION

We will bear the cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement.  The Company will solicit primarily through the mail, and its officers, directors and employees may solicit by personal interview, telephone, facsimile or e-mail proxies.  These people will not receive additional compensation for such solicitations, but the Company may reimburse them for their reasonable out-of-pocket expenses.

Holders of common stock are requested to vote immediately by telephone, by Internet or by completing, signing and dating the accompanying proxy card and promptly returning it in the enclosed addressed, postage-paid envelope.

Price W. Schwenck
Corporate Secretary

APPENDIX A

FIRST AMENDMENT TO THE
2008 AMENDMENT AND RESTATEMENT OF THE
JACKSONVILLE BANCORP, INC. 2006 STOCK INCENTIVE PLAN

FIRST AMENDMENT, to the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan by Jacksonville Bancorp, Inc., a Florida corporation (the “Company”).

The Company maintains the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan, effective April 29, 2008 (the “Plan”).  Pursuant to Section 14 of the Plan, the Board of Directors of the Company now wishes to (i) increase the number of shares of common stock available for issuance under the Plan, and, (ii) eliminate the limitation on the amount of shares that may be allocated to incentive awards granted to an individual participant each year, subject to the approval thereof by the shareholders of the Company, now amends the Plan.

NOW, THEREFORE, the Plan is amended as follows:

I.
Effective as of the date of approval by the affirmative vote of the holders of a majority of the votes cast at the 2010 Annual Meeting of the Company’s shareholders, Section 4(a) of the Plan shall be amended by deleting it in its entirety and replacing it with the following:

“(a)        Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 180,000 common shares of Company Stock, which shall be authorized but unissued shares.  All of the shares available for issuance to Participants who are employees of the Company or its subsidiaries may, but need not, be issued pursuant to the exercise of Incentive Stock Options.  Shares covered by an Incentive Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant.”

II.	In all respects not amended above, the Plan is hereby ratified and confirmed.

*	*	*	*	*

To record adoption of the First Amendment as set forth above, the Company has caused this document to be signed on this ________ day of __________, 2010.

Jacksonville Bancorp, Inc.

By:

Title:

APPENDIX B

2008 AMENDMENT AND RESTATEMENT OF THE

JACKSONVILLE BANCORP, INC.

2006 STOCK INCENTIVE PLAN

1.            Purpose.  The purposes of this 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan (the “Plan”) are (i) to encourage outstanding individuals to accept or continue employment with Jacksonville Bancorp, Inc. (the “Company”) and its subsidiaries, and (ii) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and the Company’s shareholders by providing them with stock options and other stock and cash incentives. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3.

2.            Definitions.  As used in the Plan, the following terms have the meanings indicated:

(a)           “Act” means the Securities Exchange Act of 1934, as amended.

(b)          “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any Performance Grant any lapse of restrictions on or payment with respect to Restricted Stock or Restricted Stock Units, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

(c)           “Board” means the board of directors of the Company.

(d)          “Change in Control” means unless otherwise provided in the Grant Agreement with respect to a particular Incentive Award, the date on which either (A) the Service Recipient at the time of the event or (B) any corporation in a chain of corporations in which each corporation owns more than 50 percent of the total fair market value and total voting power of another corporation in the chain ending with the Service Recipient at the time of the event (in either case, the “Affected Corporation”) experiences a change in ownership (as described in subsection (i)), a change in effective control (as described in subsection (ii)), or a change in the ownership of a substantial portion of its assets (as described in subsection (iii)):

(i)            any person or more than one person acting as a group acquires beneficial ownership of Affected Corporation stock that, together with the Affected Corporation stock already held by such person or group, represents more than 50 percent of the total fair market value or total voting power of the Affected Corporation stock; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total fair market value or total voting power of the Affected Corporation stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Affected Corporation for purposes of this subsection (i) or to cause a change in effective control of the Affected Corporation for purposes of subsection (ii);

(ii)           (1) any person or more than one person acting as a group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of Affected Corporation stock possessing 30 percent or more of the total voting power of the Affected Corporation stock; or (2) a majority of members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; provided, however, that if any one person or more than one person acting as a group is considered to effectively control the Affected Corporation for purposes of this subsection (ii), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control for purposes of this subsection (ii) or to cause a change in ownership of the Affected Corporation for purposes of subsection (i); or

(iii)          any person or more than one person acting as a group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or group) assets from the Affected Corporation having a total gross fair market value equal to 40 percent or more of the total gross fair market value of all of the assets of the Affected Corporation immediately prior to such acquisition or acquisitions; provided that a transfer of assets by an Affected Corporation is not treated as a change in the ownership of such assets if the assets are transferred to (I) a shareholder of the Affected Corporation immediately before the asset transfer in exchange for or with respect to Affected Corporation stock; (II) an entity, 50 percent or more of the total fair market value or total voting power of which is owned, directly or indirectly, by the Affected Corporation; (III) a person or more than one person acting as a group that owns, directly or indirectly, 50 percent or more of the total fair market value or total voting power of all outstanding Affected Corporation stock; or (IV) an entity, at least 50 percent of the total fair market value or total voting power of which is owned, directly or indirectly, by a person described in (III) above.  Except as otherwise provided in this subsection (iii), a person’s status is determined immediately after the transfer of the assets.  For purposes of this subsection (iii), “gross fair market value” means the value of the assets of the Affected Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(e), the term “group” shall have the same meaning as in Section 13(d)(3) of the Act, modified to the extent necessary to comply with Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions).  The term “beneficial ownership” shall have the same meaning as in Rule 13d-3 promulgated under the Act, modified to the extent necessary to comply with Section 1.409A-3(i)(5)(v)(iii) of the Treasury Regulations (or any successor provision).  Notwithstanding anything in this Section 2(e) to the contrary, unless otherwise provided in the Grant Agreement with respect to a particular Incentive Award, an event which does not constitute a change in the ownership, a change in the effective control, or a change in the ownership of a substantial portion of the assets of the Affected Corporation, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not constitute a Change of Control for purposes of this Plan.

(e)           “Code” means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time. Any reference in the Plan to a specific Section of the Code shall include any successor provision of the Code.

(f)           “Committee” means, the Compensation Committee of the Board.  Each member of the Committee shall satisfy such requirements as may be established by the NASDAQ Stock Market.  In addition, if any member of the Committee does not qualify as an outside director for purposes of Code Section 162(m) or as a non-employee director for purposes of Rule 16b-3, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

(g)          “Company Stock” means common stock of the Company.  In the event of a change in the capital structure of the Company (as provided in Section 15), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(h)         “Date of Grant” means (i) with respect to a Non-Option Award, the date on which the Committee grants the award; (ii) with respect to a Nonstatutory Option or Stock Appreciation Right, the date on which the Committee completes the corporate action necessary to create a legally binding right constituting the Nonstatutory Stock Option or Stock Appreciation Right; (iii) with respect to an Incentive Stock Option, the date on which the Committee completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Incentive Stock Option; or (iv) with respect to any Incentive Award, such future date on which the grant is to be effective as specified by the Committee.

(i)           “Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, Disability (or variations thereof) means, unless otherwise provided in the Grant Agreement with respect to the award, a Disability within the meaning of Code Section 409A(a)(2)(C) and Treasury Regulations Section 1.409A-3(i)(4) (or any successor provision). The Committee shall determine whether a Disability exists and the determination shall be conclusive.

(j)           “Fair Market Value” means the closing price per share of Company Stock on the exchange on which the Company Stock is traded on the Date of Grant or any other date for which the value of Company Stock must be determined under the Plan, or, if the determination date is not a trading day, on the most recent trading day immediately preceding the determination date.

(k)           “Grant Agreement” means the written agreement between the Company and a Participant containing the terms and conditions with respect to an Incentive Award.

(l)            “Incentive Award” means, collectively, an award of an Option, Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right or a Performance Grant under the Plan.

(m)          “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(n)           “Mature Shares” means previously acquired shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder has held for at least six months if the Company is accounting for Incentive Awards using APB Opinion 25, or has purchased on the open market.

(o)           “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code Section 422, or, even if meeting the requirements of Code Section 422, is not intended to be an Incentive Stock Option and is so designated.

(p)           “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(q)           “Outside Director” means any member of the Board who is not otherwise an employee of the Company or any of its subsidiaries.

(r)           “Participant” means any employee of the Company or its Related Companies who receives an Incentive Award under the Plan.

(s)           “Performance Criteria” means any of the following areas of performance of the Company: total shareholder return, revenue, gross profit, pre-tax earnings, net operating profit after taxes, net income, earnings per share, gross margin, net interest margin, operating cash flow, free cash flow, return on assets, return on invested capital, and return on equity. Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company, and may be measured relative to a peer group or index.

(t)           “Performance Goal” means an objectively determinable performance goal established by the Committee with respect to a given Performance Grant or a grant of Restricted Stock or Restricted Stock Units that relates to one or more Performance Criteria.

(u)          “Performance Grant” means an Incentive Award made pursuant to Section 10.

(v)          “Plan Year” means January 1 to December 31.

(w)          “Related Company” means, (i) for purposes of determining eligibility to receive an Incentive Stock Option, any “parent corporation” with respect to the Company within the meaning of Code Section 424(e) or any “subsidiary corporation” with respect to the Company within the meaning of Code Section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option or Stock Appreciation Right, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of Treasury Regulations Section 1.409A-1(b)(5)(E)(1) (or any successor provision)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes under the Plan, any corporation, trade or business that would be required to be treated as a single employer with the Company under Code Sections 414(b) or (c), provided that, in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations, or in applying Treasury Regulations Section 1A1 4(c)-2 for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

(x)           “Repricing” means, with respect to an Option or Stock Appreciation Right, any of the following: (i) the lowering of the exercise price after the Date of Grant; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; or (iii) the cancellation of the Option or Stock Appreciation Right at a time when its exercise price (or, with respect to the Stock Appreciation Right, the Fair Market Value of the Company Stock covered by the Stock Appreciation Right on the Date of Grant) exceeds the Fair Market Value of the underlying Company Stock in exchange for any other Incentive Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

(y)          “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7.

(z)           “Restricted Stock Unit” means a right to receive Company Stock, cash or a combination of Company Stock or cash upon the terms and subject to the conditions of Section 8.

(aa)         “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

(bb)        “Service Recipient” means, with respect to a Service Provider, the Company or the Related Company for which the employee performs services.

(cc)         “Stock Appreciation Right” means a right to receive Company Stock or cash from the Company granted under Section 9.

(dd)        “Taxable Year” means the fiscal period used by the Company for reporting taxes on income under the Code.

(ee)         “Treasury Regulations” mean the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations.

3.           General.  The following types of Incentive Awards may be granted under the Plan: Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and Performance Grants.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4.            Stock.

(a)           Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 70,000 common shares of Company Stock, which shall be authorized but unissued shares.  No more than 15,000 shares may be allocated to the Incentive Awards, including the maximum shares payable under a Performance Grant, that are granted during any single Taxable Year to any individual Participant who is an employee of the Company or any subsidiary of the Company.  All of the shares available for issuance to Participants who are employees of the Company or its subsidiaries may, but need not, be issued pursuant to the exercise of Incentive Stock Options.  Shares covered by an Incentive Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant.

(b)          Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, lapse or otherwise terminate or are cancelled shall be added to the shares available for Incentive Awards under the Plan.  Any shares covered by a Stock Appreciation Right shall be counted as used only to the extent shares are actually issued to the Participant when the Stock Appreciation Right is exercised.  In addition, any shares of Company Stock exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option, any shares retained by the Company in satisfaction of a Participant’s obligations to pay Applicable Withholding Taxes with respect to any Incentive Award and any shares of Company stock covered by an Incentive Award that is settled in cash shall be added to the shares available for Incentive Awards under the Plan.

(c)           The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an option granted under an existing Incentive Award.  However, without prior shareholder approval, the Committee is expressly prohibited from making a new Incentive Award in the form of an Option if the exercise price of the new Option is less than the exercise price of the Option under the existing Incentive Award surrendered for cancellation.  In addition, the Committee is expressly prohibited from making a new Incentive Award of Restricted Stock or Restricted Stock Units if the exercise price of the outstanding Option exceeds the Fair Market Value of the shares of Company Stock allocated to the Option on the date of the surrender or cancellation of the Option, unless otherwise approved by the Company’s shareholders.

5.            Eligibility.

(a)           All present and future employees of the Company or any Related Company (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company or any Related Company shall be eligible to receive Incentive Awards under the Plan.  The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award.

(b)          The grant of an Incentive Award shall not obligate the Company or any subsidiary of the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

6.            Stock Options.

(a)          The Committee may make grants of Options to eligible employees.  Whenever the Committee deems it appropriate to grant Options, notice shall be given to the employee stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent to which Stock Appreciation Rights are granted (as provided in Section 9), and the conditions to which the grant and exercise of the Options are subject.  This notice, when duly executed by the employee, shall become the Grant Agreement between the Company and employee and, at that time, the employee shall become a Participant.  Only employees described in Section 5(a) shall be eligible to receive awards of Incentive Stock Options.

(b)           The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant. If the Participant is a Ten Percent Shareholder and the Option is intended to qualify as an Incentive Stock Option, the exercise price shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c)           Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant and further provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i)            No Incentive Stock Option may be exercised after the first to occur of (x) ten years from the Date of Grant (five years if the Participant to whom the Option has been granted is a Ten Percent Shareholder), (y) three months following the date of the Participant’s retirement or termination of employment with the Company and all Related Companies for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(ii)           An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”).  Incentive Stock Options granted under the Plan and all other plans of any Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded.  The Committee granting the Option may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met.  If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(d)          Options shall not be transferable except to the extent specifically provided in the Grant Agreement. Incentive Stock Options, by their terms, shall not be transferable except by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e)          A Participant who purchases shares of Company Stock under an Option shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(f)           Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option.  The notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option or the Committee in its discretion so permits, the Participant (i), unless prohibited by law, may deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option or the Committee in its discretion, Applicable Withholding Taxes, (ii) may deliver shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (iii) may cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price; or (iv) may use any other methods of payment as the Committee, at its discretion, deems appropriate. Until the Participant has paid the exercise price and any Applicable Withholding Taxes, no stock certificate shall be issued.

(g)          The Company may suspend the right to exercise an Option at any time when the Company determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws.  The Committee may provide that any time periods to exercise the Option are extended during a period of suspension.

(h)          Each Participant shall agree as a condition of the exercise of an Option to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes.  Until the amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option. Payment to the Company in satisfaction of Applicable Withholding Taxes may be in cash or in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances.  As an alternative to making a separate payment to the Company to satisfy Applicable Withholding Taxes, if the Committee allows or the Grant Agreement so provides, the Participant may elect to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes.  The shares of Company Stock retained may not exceed the amount of the Applicable Withholding Taxes.

(i)           Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 6(i), (i) no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code Section 409A.  Subject to the remaining part of this subsection, (x) a “Modification” means any change in the terms of the Option (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms; and (y) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed, (B) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Option, or (D) any renewal of the Option that has the effect of (A) through (C) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 15 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code Section 409A as not resulting in a Modification or Extension for purposes of that section.  In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (i) the latest date upon which the Option could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

7.            Restricted Stock Awards.

(a)           The Committee may make grants of Restricted Stock to employees.  Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the employee stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject.  This notice, when duly executed by the employee, shall become the Grant Agreement between the Company and the employee and, at that time, the employee shall become a Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

(b)          No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant’s Grant Agreement have expired or been removed pursuant to paragraph (d) or (e) below.

(c)          Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon.  Unless otherwise provided in the Grant Agreement, (i) dividends or other distributions paid in shares of Company Stock shall be subject to the same restrictions set forth in Section 7(b) as the shares of the Restricted Stock with respect to which the dividends or other distributions are paid and (ii) dividends or other distributions paid in cash shall be paid at the same time and under the same conditions as such dividends or other distributions are paid to shareholders of record of Company Stock. Certificates representing Restricted Stock shall be held by the Company until the restrictions expire and the Participant shall provide the Company with appropriate stock powers endorsed in blank.

(d)          The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall expire.  The terms and conditions may include the achievement of a Performance Goal. Restrictions conditioned on the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock, and restrictions conditioned on the achievement of Performance Goals shall not expire less than one year from the Date of Grant.  Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control.  The terms and conditions of a Restricted Stock award shall be governed by the provisions of Section 10 to the extent that the award is intended to comply with the requirements of Code Section 162(m).

(e)          Notwithstanding the provisions of Section 7(b) above, the Committee may at any time, in its sole discretion, modify the terms and conditions of a Restricted Stock award (including any or all of the restrictions applicable thereto), subject to the restrictions of Section 10 as to any Performance Goal if the award is intended to comply with the requirements of Code Section 162(m).

(f)           Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of Applicable Withholding Taxes.  Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant.  As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the terms of the grant so permit, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes. The shares of Company Stock retained my not exceed the amount of Applicable Withholding Taxes.

8.            Restricted Stock Unit Awards.

(a)           The Committee may make grants of Restricted Stock Units to employees.  Whenever the Committee deems it appropriate to grant Restricted Stock Units, notice shall be given to the employee stating the number of Restricted Stock Units granted and the terms and conditions to which the Restricted Stock Units are subject.  This notice, when duly executed by the employee shall become the Grant Agreement between the Company and the employee and, at that time, the employee shall become a Participant. Restricted Stock Units may be awarded by the Committee in its discretion without cash consideration.

(b)           Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(i)            a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

(ii)           a requirement that the holder forfeit such units in the event of termination of employment during the period of restriction.

All restrictions shall expire at such times as the Committee shall specify. Restrictions conditioned on the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock Units, and restrictions conditioned on the achievement of performance goals shall not expire less than one year from the Date of Grant.  Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control.  In addition, the Committee may at any time, in its sole discretion, modify the terms and conditions of a Restricted Stock Unit Award (including any or all of the restrictions applicable thereto), subject to the restrictions of Section 10 as to any Performance Goal if the award is intended to comply with the requirements of Code Section 162(m).

(c)           The Committee may also establish such other terms and conditions as it deems appropriate for an award of Restricted Stock Units.  The terms and conditions may include the achievement of a Performance Goal.  The terms and conditions of a Restricted Stock Unit award shall be governed by the provisions of Section 10 to the extent that the award is intended to comply with the requirements of Code Section 162(m).

(d)          Each Participant shall agree at the time his or her Restricted Stock Units are granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes.  Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates shall be issued to such Participant.  As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the terms of the grant so permit, the Participant may elect to (i) deliver Mature Shares or (ii) have the Company retain the number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

(e)          Except to the extent this Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Company and do not confer any of the rights of a shareholder until shares of Company Stock are issued thereunder. Settlement of Restricted Stock Units upon expiration of the vesting period or any later period of deferral shall be made in shares of Company Stock or otherwise as determined by the Committee.  The number of shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents.  Until a Restricted Stock Unit is so settled, the number of shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 15.  Any Restricted Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate.

9.            Stock Appreciation Rights.

(a)           The Committee may grant Stock Appreciation Rights to eligible employees.  Whenever the Committee grants Stock Appreciation Rights, notice shall be given to the employee stating the number of shares with respect to which Stock Appreciation Rights are granted, the extent, if any, to which the Stock Appreciation Rights are granted in connection with all or any part of a Nonstatutory Stock Option (“Tandem Rights”), and the conditions to which the grant and exercise of the Stock Appreciation Rights are subject.  This notice, when duly executed by the employee, shall become the Grant Agreement between the Company and the Service Provider and, at that time, the employee shall become a Participant.

(b)          The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(i)           Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option.  The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii)           Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(iii)          Subject to any further conditions upon exercise imposed by the Board, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall expire no later than the date on which the related Option expires.

(iv)          The Stock Appreciation Right is only transferable when the related Options are otherwise transferable.

(v)           A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(c)           The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:

(i)            Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.  The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii)           A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

(d)           The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Incentive Award.  The Grant Agreement may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised.  Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

(e)           A Participant who acquires shares of Company Stock upon exercise of a Stock Appreciation Right shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(f)           Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of Stock Appreciation Rights the Participant has elected to exercise.

(g)          The Company may suspend the right to exercise a Stock Appreciation Right at any time when the Company determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws.  The Committee may provide that any time periods to exercise the Stock Appreciation Right are extended during a period of suspension.

(h)          Whenever payments upon exercise of Stock Appreciation Rights are to be made in cash to a Participant who is an employee, the Company (or appropriate Service Recipient, as applicable) will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes.  Each Participant who is an Employee shall agree as a condition of receiving Stock Appreciation Rights payable in the form of Company Stock to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes.  Until the amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued to the Participant.  Payment to the Company in satisfaction of Applicable Withholding Taxes may be in cash or in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances.  As an alternative to making a separate payment to the Company to satisfy Applicable Withholding Taxes, if the Committee allows or the Grant Agreement so provides, the Participant may elect to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes.  The shares of Company Stock retained may not exceed the amount of the Applicable Withholding Taxes.

(i)           Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 9(i), (i) no Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Stock Appreciation Right if such Extension would result in the Stock Appreciation Right having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code Section 409A. Subject to the remaining part of this subsection, (x) a “Modification” means any change in the terms of the Stock Appreciation Right (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Stock Appreciation Right with a direct or indirect reduction in the exercise price of the Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms; and (y) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Stock Appreciation Right beyond the time originally prescribed, (B) the conversion or exchange of the Stock Appreciation Right for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Stock Appreciation Right, or (D) any renewal of the Stock Appreciation Right that has the effect of (A) through (C) above.  Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of a Stock Appreciation Right in accordance with Section 15 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code Section 409A as not resulting in a Modification or Extension for purposes of that section.  In particular, it shall not be an Extension to extend the exercise period of a Stock Appreciation Right to a date no later than the earlier of (i) the latest date upon which the Stock Appreciation Right could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

10.          Performance Grants.

(a)          Each Performance Grant shall be evidenced by an agreement (a “Grant Agreement”) setting forth the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and such other terms and conditions as are applicable to the Performance Grant.  Each Performance Grant shall be granted and administered to comply with the requirements of Code Section 162(m).  The aggregate maximum cash amount payable under the Plan in any Taxable Year to any Participant shall not exceed $500,000.  In the event of any conflict between a Grant Agreement and the Plan, the terms of the Plan shall govern.

(b)          The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, the minimum and target levels (but not the maximum level) with respect to any Performance Goal after the start of a performance period.

(c)           The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal or Goals for each Performance Criteria.  Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of such period.  All determinations regarding the achievement of any Performance Goals will be made by the Committee.  The Committee may not increase during a Plan Year the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

(d)           The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Grant Agreement.  All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(e)          Performance Grants will be paid in cash, Company Stock or both, at such time or times as are provided in the Grant Agreement.  The Committee may provide in the Grant Agreement that the Participant may make a prior election to defer the payment under a Performance Grant subject to such terms and conditions as the Committee may determine.

(f)           Nothing contained in the Plan will be deemed in any way to limit or restrict any Company or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(g)          A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant. The Company Stock may be issued without cash consideration.

(h)          A Participant’s interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(i)           Whenever payments under a Performance Grant are to be made in cash, the Company will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes.  Each Participant shall agree as a condition of receiving a Performance Grant payable in the form of Company Stock, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes.  Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued to such Participant.  As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the grant so permits, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

11.          Method of Exercise of Options and Stock Appreciation Rights.

(a)           Options and Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise.  In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price or a certificate of ownership of such Mature Shares, (ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option, Applicable Withholding Taxes, or (iv) such other methods of payment as the Committee, at its discretion, deems appropriate.

(b)          The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant’s investment intent.  Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

(c)          Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes.  Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or cash paid upon the exercise of a Stock Appreciation Right.

(d)          As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the Option or Stock Appreciation Rights agreement so provides, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

12.          Transferability of Options and Stock Appreciation Rights.  Nonstatutory Stock Options and Stock Appreciation Rights may be transferable by a Participant and exercisable by a person other than the Participant, but only to the extent specifically provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

13.          Effective Date of the Plan.  This Plan was approved by the Board on February 26, 2008, and will become effective on April 29, 2008, subject to approval by the affirmative vote of the holders of a majority of the votes cast at the 2008 Annual Meeting of the Company’s shareholders.

14.          Termination, Modification, Change.  If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date immediately preceding the tenth anniversary of the Effective Date.  No Incentive Awards shall be made under the Plan after its termination.  The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code or by requirements of the NASDAQ Stock Market, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 15), materially modifies the requirements as to eligibility for participation in the Plan, materially increases the benefits accruing to Participants under the Plan, or expands the types of Incentive Awards provided under the Plan, unless such change is authorized by the shareholders of the Company.  The Board may unilaterally amend Incentive Awards with respect to Participants, and the Plan subject to the limitations described in the preceding sentence, as it deems appropriate to ensure compliance with Rule 16b-3 and to cause the Plan and any Incentive Awards to meet the requirements of the Code and regulations and other interpretation and guidance issued thereunder, including but not limited to Code Section 409A.  Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him or her.

15.          Change in Capital Structure.

(a)           In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan (including the maximum limit on Incentive Stock Options and other Incentive Awards under Section 4), the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price of Options, the initial Fair Market Value of Company Stock under Stock Appreciation. Rights, and other relevant terms of the Plan and any Incentive Awards shall be proportionately adjusted by the Committee, whose determination shall be binding on all persons.  If the adjustment would produce fractional shares with respect to any unexercised Option or Stock Appreciation Right or fractional cents with respect to the exercise price thereof, the Committee shall round down the number of shares covered by the Option or Stock Appreciation Right to the nearest whole share and round up the exercise price to the nearest whole cent.

(b)          In the event of a Change in Control, or if the Company is otherwise a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets occurs, then the Committee may take any actions with respect to outstanding Incentive Awards as the Committee deems appropriate, consistent with applicable provisions of the Code and any applicable federal or state securities laws.

(c)           Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

16.           Administration of the Plan.

(a)           The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i)            to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii)           to determine which persons are Participants, to which of such Participants, if any, Incentive Awards shall be granted hereunder and the timing of any such Incentive Awards, and to grant Incentive Awards;

(iii)          to grant Incentive Awards to Participants and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of such shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of Performance Goals, the occurrence of certain events, or other factors;

(iv)          to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v)           to prescribe and amend the terms of the award agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi)          to determine whether, and the extent to which, adjustments are required pursuant to Section 15;

(vii)         to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(viii)        to make all other determinations deemed necessary or advisable for the administration of this Plan.

Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

The Committee is expressly given the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that the consent will not be required if the amendment is for the purpose of complying with applicable provisions of the Code or any federal or state securities laws.

The Committee is expressly prohibited from Repricing any Option or Stock Appreciation Right without the prior approval of the shareholders of the Company with respect to the proposed Repricing.

(b)          The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant.  The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)          A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present.  Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d)          The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take such other actions as the Committee may specify, provided that in no case shall any such administrator be authorized to grant Incentive Awards under the Plan.  Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

17.          Notice.  All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18.          Interpretation.  The Plan is intended to operate in compliance with the provisions of Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code Section 162(m).  The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code.  This Plan and the individual Incentive Awards under the Plan are intended to comply with any applicable requirements of Code Section 409A and shall be interpreted to the extent context reasonably permits in accordance with such requirements.  If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.

19.          General Provisions.

(a)          The adoption of this Plan and any setting aside of cash amounts or shares of Company Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement.  The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor a Participant’s permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company.  Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Company’s creditors to discharge its obligations under the Plan.

(b)          The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any subsidiary of the Company, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or Outside Directors of the Company or any subsidiary of the Company.

(c)          The Plan shall be binding upon the Corporation, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

(d)          This Plan and any award agreements or other documents entered into in connection with the Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia and applicable federal law.

Jacksonville Bancorp Inc.

P.O. BOX 40466
JACKSONVILLE, FL 32203

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M22924-P90834 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

JACKSONVILLE BANCORP, INC.

**The Board of Directors recommends you vote FOR the following proposals:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect the following Directors for a three-year term: | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________

01) John W. Rose
02) John R. Schultz
03) Price W. Schwenck
04) Gary L. Winfield, M.D.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

| | | | |
|---|---|---|---|
| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |

If you have not voted via the Internet or telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope.

M22925-P90834

## JACKSONVILLE BANCORP, INC.

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

I, the undersigned shareholder of Jacksonville Bancorp, Inc. (the "Company"), Jacksonville, Florida, do hereby nominate, constitute and appoint Valerie A. Kendall and Scott M. Hall, or any one or more of them, my true and lawful proxy and attorney(s) with full power of substitution for me and in my name, place and stead, to represent and vote all of the common stock, par value $.01 per share, of the Company, held in my name on its books as of February 26, 2010, at the Annual Meeting of Shareholders to be held on Tuesday, April 27, 2010.

**This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposals 1, 2 and 3. Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company.**

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of Shareholders.

Continued and to be signed on reverse side